UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

MAXLINEAR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

(760) 692-0711

March 21, 2012

Dear Stockholder:

We are pleased to invite you to attend our 2012 annual meeting of stockholders to be held on Thursday, May 10, 2012 at 8:30 a.m., Pacific time, at our headquarters at 2051 Palomar Airport Road, Suite 100 in Carlsbad, California 92011. The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked to:

•

elect the one nominee for Class III director named in the proxy statement elected by holders of the Class A common stock and Class B common stock, voting together as a class, to hold office until our 2015 annual meeting of stockholders;

•

elect the one nominee for Class III director named in the proxy statement as the Class B director elected exclusively by the holders of the Class B common stock, voting as a separate class, to hold office until our 2015 annual meeting of stockholders;

•

approve amendments to our 2010 Equity Incentive Plan and our 2004 Stock Plan to allow for a one-time stock option exchange program that will permit eligible employees and consultants to exchange certain outstanding stock options for restricted stock units;

•	approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2011, as set forth in this proxy statement; and

•	ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our Class A common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided. You may be able to vote by telephone or over the Internet.

Thank you for your ongoing support of MaxLinear. We look forward to seeing you at our annual meeting.

Sincerely,

Kishore Seendripu, Ph.D.

Chairman of the Board of Directors and Chief Executive Officer

MAXLINEAR, INC.

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

(760) 692-0711

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:30 a.m., Pacific time, on Thursday, May 10, 2012

Place	MaxLinear’s headquarters, 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011

Items of Business

•    To elect the one nominee for Class III director named in the accompanying proxy statement elected by the holders of the Class A common stock and the Class B common stock, voting together as a single class, to hold office until our 2015 annual meeting of stockholders or until his successor is duly elected and qualified.

•    To elect the one nominee for Class III director named in the proxy statement as a Class B director elected by the holders of the Class B common stock, voting as a separate class, to hold office until our 2015 annual meeting of stockholders or until his respective successor is duly elected and qualified.

•    To approve amendments to our 2010 Equity Incentive Plan and our 2004 Stock Plan to allow for a one-time stock option exchange program that will permit eligible employees and consultants to exchange certain outstanding stock options for restricted stock units.

•    To approve, on an advisory basis, the compensation of the named executive officers for the year ended December 31, 2011, as set forth in this proxy statement.

•    To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

•    To transact any other business that may properly come before the 2012 annual meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a MaxLinear stockholder of record as of the close of business on the record date, March 12, 2012.

Meeting Admission	You are entitled to attend the annual meeting only if you were a MaxLinear stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

Annual Report	Our 2011 annual report is enclosed with these materials as a separate booklet. You may also access our 2011 annual report by visiting www.envisionreports.com/MXL, if you are a stockholder of record, or www.edocumentview.com/MXL, if you hold shares through a broker, bank, trustee, or nominee. Our 2011 annual report is not a part of the proxy solicitation materials.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled Questions and Answers About the Proxy Materials and Annual Meeting beginning on page 1 of this proxy statement, or your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2012: The notice of annual meeting, proxy statement, and 2011 annual report are available by visiting www.envisionreports.com/MXL, if you are a stockholder of record, or www.edocumentview.com/MXL, if you hold shares through a broker, bank, trustee, or nominee.

PROXY STATEMENT

FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	1
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	10
MaxLinear Policies on Business Conduct	10
Corporate Governance Principles	10
Role and Composition of the Board	10
2011 Board Meetings	11
Board Leadership Structure	11
Director Independence	12
Executive Sessions of Independent Directors	12
Board’s Role in Risk Oversight	12
Board Committees	12
Compensation Committee Interlocks and Insider Participation	14
Considerations in Identifying and Evaluating Director Nominees	14
Process for Recommending Candidates for Election to the Board of Directors	15
Director Attendance at Annual Meetings	15
Communications with the Board of Directors	15
COMPENSATION OF NON-EMPLOYEE DIRECTORS	16
Compensation Program Prior to Initial Public Offering	16
Post-IPO Compensation Policy	16
2011 Director Compensation	17
Director Equity Awards	18
PROPOSAL NUMBER 1—ELECTION OF CLASS III DIRECTOR BY CLASS A COMMON STOCK AND CLASS B COMMON STOCK	19
Board Structure	19
Nominee for Class III Director Elected by the Holders of Class A Common Stock and Class B Common Stock (Terms Expiring in 2015)	19
Required Vote	20
Recommendation	20
Resignation of Class I Director	20
Class I Directors Continuing in Office until the 2013 Annual Meeting	21
Class II Directors Continuing in Office until the 2014 Annual Meeting	21
PROPOSAL NUMBER 2—ELECTION OF CLASS III DIRECTOR BY CLASS B COMMON STOCK	23
Nominee for Class III Director Elected by the Holders of Class B Common Stock (Term Expiring in 2015)	23
Required Vote	23
Recommendation	24
PROPOSAL NUMBER 3—APPROVAL OF AMENDMENTS TO OUR 2010 EQUITY INCENTIVE PLAN AND OUR 2004 STOCK PLAN TO ALLOW FOR A ONE-TIME STOCK OPTION EXCHANGE PROGRAM	25
Background of the Proposal	25
Reasons for Implementing an Exchange Program	25
Reasons for an Amendment to Our Plans	26
Summary of the Exchange Program	26
Summary of the Plans	30
New Plan Benefits Table	34

i

TABLE OF CONTENTS (continued)

ii

MAXLINEAR, INC.

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on Thursday, May 10, 2012

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our Chairman and Chief Executive Officer, Kishore Seendripu, Ph.D. and our Vice President and Chief Financial Officer, Adam Spice, to serve as proxies for the annual meeting.

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2012 annual meeting of stockholders, which will take place on Thursday, May 10, 2012 at 8:30 a.m., Pacific time, at our headquarters located at 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

This proxy statement and the accompanying proxy card, notice of annual meeting, and voting instructions are being mailed starting March 28, 2012 to all stockholders of record entitled to vote at the annual meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information.

How do I get electronic access to the proxy materials?

The notice of annual meeting, proxy statement, and 2011 annual report are available by visiting www.envisionreports.com/MXL, if you are a stockholder of record, or www.edocumentview.com/MXL, if you hold shares through a broker, bank, trustee, or nominee.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•

To elect the one nominee for Class III director named in this proxy statement elected by the holders of the Class A common stock and the Class B common stock, voting together as a single class, to hold office until our 2015 annual meeting of stockholders or until his successor is duly elected and qualified.

•

To elect the one nominee for Class III director named in the proxy statement as the Class B director elected by the holders of the Class B common stock, voting as a separate class, to hold office until our 2015 annual meeting of stockholders.

•

To approve amendments to our 2010 Equity Incentive Plan and our 2004 Stock Plan to allow for a one-time stock option exchange program that will permit eligible employees to exchange certain outstanding stock options for restricted stock units.

•	To approve, on an advisory basis, the compensation of the named executive officers for the year ended December 31, 2011, as set forth in this proxy statement.

•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

We will also transact any other business that properly comes before the annual meeting.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” the one nominee for Class III director named in the proxy statement elected by the holders of Class A common stock and Class B common stock, voting together as a single class.

•	“FOR” the one nominee for Class III director named in the proxy statement as the Class B director elected by the holders of the Class B common stock, voting as a separate class.

•

“FOR” the approval of amendments to our 2010 Equity Incentive Plan and our 2004 Stock Plan to allow for a one-time stock option exchange program that will permit eligible employees and consultants to exchange certain outstanding stock options for restricted stock units.

•	“FOR,” the approval of, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2011.

•	“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year.

What shares can I vote?

Each share of our Class A common stock and Class B common stock issued and outstanding as of the close of business on March 12, 2012, the record date for the 2012 annual meeting of stockholders, is entitled to vote on all items being considered at the 2012 annual meeting, excluding the election of the Class III director elected by the holders of our Class B common stock, voting separately as a class.

You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 33,363,184 shares of common stock issued and outstanding, consisting of 22,175,183 shares of Class A common stock and 11,188,001 shares of Class B common stock.

How many votes am I entitled to per share?

For all proposals described in this proxy statement for which your vote is being solicited, other than the proposal to approve amendments to our equity incentive plans to allow for a one-time stock option exchange program, each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of the record date, and each holder of shares of Class B common stock is entitled to one vote for each share of Class B common stock held as of the record date. As permitted under our amended and restated certificate of incorporation, which was adopted in connection with our initial public offering, each holder of Class B common stock will have ten votes for each share of Class B common stock held on the record date with respect to proposal number 3 seeking stockholder approval of an option-for-restricted stock unit exchange program. Holders of Class A common stock will have one vote per share for each share held on the record date with respect to the option exchange proposal.

Subject to the Class B common stock’s voting rights described above with respect to the stock option exchange proposal and with the exception of the election of the Class B director described in proposal 2, the Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement. Proposal number 2 relates to the election of a director elected exclusively by the holders of our Class B common stock, voting as a separate class, as provided in our amended and restated certificate of incorporation.

What are the differences between the voting rights of Class A common stock and Class B common stock?

Holders of our Class A and Class B common stock have identical voting rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share with respect to transactions that would result in a change of control of MaxLinear or, in certain cases, that relate to our equity incentive plans. In addition, holders of our Class B common stock are entitled, voting separately as a class, to elect two members of board of directors.

At the annual meeting, proposal number 2 will implicate the preferential voting rights of our Class B common stock because it involves the election of a director elected by the holders of the Class B common stock. In addition, proposal number 3 implicates the preferential voting rights of the Class B common stock because it involves a “compensatory plan proposal” as defined in our amended and restated certificate of incorporation. Under our certificate, a “compensatory plan proposal” means any proposal submitted to stockholders seeking approval of the adoption or amendment of any plan, contract, or arrangement providing for the sale, grant, or other issuance of our equity securities to any of our employees, directors, or consultants.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many MaxLinear stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials were sent directly to you by MaxLinear. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, or other similar organization, you are considered the beneficial owner of shares held in street name, and the notice of annual meeting, proxy statement, and 2011 annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the annual meeting, you may vote by following the instructions provided by your broker or other nominee.

How can I contact MaxLinear’s transfer agent?

You may contact our transfer agent by writing Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940 or telephoning (866) 298-8535 or (781) 575-2879.

How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a MaxLinear stockholder as of the record date or you hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 12, 2012, a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

By mail

Complete, sign and date the enclosed proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to MaxLinear, Inc., c/o Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other nominee holder of record. Simply complete and mail the proxy card provided to the address provided by your broker, bank or other nominee holder of record.

You may still attend the annual meeting in person even if you have already voted by proxy.

By telephone or on the Internet

If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your proxy card.

If you are a beneficial owner of shares, your broker, bank or other holder of record may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Can I change my vote or revoke my proxy?

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at MaxLinear, Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011 prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 2051 Palomar Airport Road, Suite 100, Carlsbad, California, 92011, by contacting our corporate secretary.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within MaxLinear or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of our issued and outstanding Class A and Class B common stock (voting together as a single class) be present in person or represented by proxy. Where a separate vote by a class or classes or series is required, as is the case for Proposal Number 2 in this proxy statement, which provides that one Class B director will be elected by the holders of the Class B common stock, voting as a separate class, a majority of the voting power of the shares of such class or classes or series must be present in person or represented by proxy to constitute a quorum entitled to take action with respect to that vote on that matter. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, a majority of the votes present at the annual meeting may adjourn the meeting to another date.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of Class III director elected by the holders of Class A common stock and Class B common stock, voting together as a single class	Plurality of the Class A common stock and Class B common stock, voting together as a single class	No
Election of Class III director elected by the holders of Class B common stock, voting separately as a class	Plurality of the Class B common stock, voting separately as a class	No
To approve amendments to our 2010 Equity Incentive Plan and our 2004 Stock Plan to allow for a one-time stock option exchange program	Majority of the shares present, represented, and entitled to vote at the meeting, with the Class A common stock having one vote per share and the Class B common stock having ten votes per share	No
To approve, on an advisory basis, the compensation of our named executive officers	Majority of the shares present, represented, and entitled to vote at the meeting	No
Ratification of the appointment of Ernst & Young LLP	Majority of the shares present, represented, and entitled to vote at the meeting	Yes

If you are a beneficial owner, your broker, bank or other nominee holder of record is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. Due to recent rule changes, however, your broker, bank, or other nominee holder of record does not have discretionary authority to vote on the election of directors without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. This represents a change from prior years when brokers, banks and other nominee holders of record had discretionary voting authority in the election of directors. In addition, discretionary voting is not allowed with respect to the proposal seeking advisory votes on executive compensation. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares to your broker, bank, or other nominee holder of record.

Election of Class III director by the Holders of Class A Common Stock and Class B Common Stock

The nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class III director elected by the holders of Class A common stock and Class B common stock, voting together as a single class. You may vote “FOR” or “WITHHOLD” for the director nominee. A properly executed proxy marked “WITHOLD” with respect to the election of a Class III director will not be voted with respect to such director although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Election of Class III director Elected by the Holders of Class B Common Stock

The nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class III director by the holders of Class B common stock, voting separately as a class. You may vote “FOR” or “WITHHOLD” for the director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of a Class III director by the holders of Class B common stock will not be voted with respect to such director although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Approval of Amendments to our 2010 Equity Incentive Plan and our 2004 Stock Plan to permit a one-time stock option exchange program

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to approve the amendment of our equity incentive permits to allow for a one-time stock option exchange program. Solely for purposes of this proposal, holders of Class A common stock will have one vote and holders of Class B common stock will have ten votes for each share held on the record date. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Advisory Vote to Approve Named Executive Officer Compensation

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2011. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Ratification of Ernst & Young LLP

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Kishore Seendripu, Ph.D. and Adam Spice, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.

Who will bear the cost of soliciting votes for the annual meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our notice of annual meeting, proxy statement and 2011 annual report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who wish to participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, proxy statement, 2011 annual report and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940 or by telephone at (866) 298-8535 or (781) 575-2879.

If you participate in householding and wish to receive a separate copy of this notice of annual meeting, proxy statement, 2011 annual report and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company, N.A. as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2013 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices no later than November 16, 2012; provided, however, that in the event that we hold our 2013 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2012 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

MaxLinear, Inc.

Attn: Corporate Secretary

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

Fax: (760) 444-8598

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of a meeting given by or at the direction of our board of directors, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2013 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than December 31, 2012, and

•	not later than the close of business on January 30, 2013.

In the event that we hold our 2013 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2012 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting: or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to the corporate secretary of MaxLinear at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance and Board of Directors—Process for Recommending Candidates to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors, other than Class B directors nominated and elected solely by holders of Class B common stock, for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement. Also, rules recently adopted by the SEC provide certain stockholders with the right to nominate candidates to our board of directors in our proxy materials (referred to as “proxy access”); however, the effectiveness of these rules has currently been stayed by the SEC, but may be in effect next year for our 2013 annual meeting of stockholders.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing MaxLinear’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

MaxLinear Policies on Business Conduct

We are committed to the highest standards of integrity and ethics in the way we conduct our business. In connection with our initial public offering and the listing of our Class A common stock on the New York Stock Exchange in March 2010, we adopted a code of ethics and employee conduct that applies to our board of directors and all of our employees, including our chief executive officer, principal financial officer, and principal accounting officer. Our code of conduct establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws, and conflicts of interest.

Under our code of conduct, each of our directors and employees is required to report suspected or actual violations. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our audit committee.

Our code of conduct is available at our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Code of Conduct.” When required by the rules of the New York Stock Exchange (NYSE) or the Securities and Exchange Commission (SEC), we will disclose any future amendment to, or waiver of, any provision of the code of conduct for our chief executive officer, principal financial officer, or principal accounting officer or any member or members of our board of directors on our website within four business days following the date of such amendment or waiver.

Corporate Governance Principles

Our board of directors has adopted a set of principles that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of MaxLinear. Among other things, these corporate governance principles address the establishment and operation of board committees, the role of our Lead Director, and matters relating to director independence and performance assessments.

Our corporate governance principles are available at our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Corporate Governance Guidelines.”

Role and Composition of the Board

As identified in our corporate governance principles, the role of our board of directors is to oversee the performance of our chief executive officer and other senior management. Our board of directors is responsible for hiring, overseeing, and evaluating management while management is responsible for running our day-to-day operations.

Our board of directors is currently comprised of seven members but will be reduced to six following the 2012 annual meeting in connection with the resignation of Class I director David E. Liddle, Ph.D. Two directors are elected exclusively by the holders of our Class B common stock, voting as a separate class. At least one of these directors must be an executive officer nominated by our nominating and governance committee, with the consent of our founders holding a majority-in-interest of the outstanding Class B common stock over which the founders then exercise voting control. Our founders are executive officers Kishore Seendripu, Ph.D., Curtis Ling, Ph.D., Madhukar Reddy, Ph.D., and several other employees and former employees named in our amended and restated certificate of incorporation. The current Class B directors are Drs. Ling and Seendripu.

Our remaining directors are elected by the holders of our Class A common stock and Class B common stock, voting together as a single class. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three year term to succeed the class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2012 for the Class III directors, 2013 for the Class I directors, and 2014 for the Class II directors.

2011 Board Meetings

During fiscal 2011, our board of directors held five (5) meetings. Each of our directors attended or participated in 75% or more of the meetings of the board of directors and 75% or more of the meetings held by all committees of the board of directors on which he served during the past fiscal year.

Board Leadership Structure

As described below, our board of directors is led by directors Kishore Seendripu, Ph.D. and Thomas E. Pardun. Dr. Seendripu founded MaxLinear and has served as our Chairman, President and Chief Executive Officer since inception. In addition, Mr. Pardun, an independent director with substantial board and executive leadership experience, currently serves as our Lead Director.

Lead Director

Our corporate governance principles require that we designate one independent, non-employee director to serve as Lead Director. In November 2009, prior to our initial public offering, our board of directors appointed Mr. Pardun as our Lead Director, and he continues to serve in that capacity. The board chose Mr. Pardun as our Lead Director because of his substantial executive experience in the technology and telecommunications industries and his extensive board leadership experience. In addition to MaxLinear, Inc., Mr. Pardun currently serves on the board of directors of four other public technology companies, including serving as non-executive chairman of Western Digital Corporation. As Lead Director, Mr. Pardun’s responsibilities include:

•	coordinating and moderating executive sessions of our independent directors;

•

advising the chairman as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties;

•	confirming the agenda with the chairman for meetings of our board of directors;

•	holding regular update sessions with the chairman of our board of directors;
•	acting as the principal liaison between the independent directors and the chairman on sensitive issues; and

•	performing such other duties as our board of directors may from time to time delegate to the Lead Director to assist our board of directors in the fulfillment of its responsibilities.

Our board believes that these responsibilities of the Lead Director appropriately and effectively complement MaxLinear’s combined chairman and chief executive officer structure as described below.

Chairman of the Board

Our current bylaws provide that the chairman of the board of directors will be our chief executive officer. Our corporate governance principles provide that the board will fill the chairman and chief executive officer positions based upon the board’s view of what is in our best interests at any point in time. Our board of directors believes that Dr. Seendripu’s service as both chairman and chief executive officer, in combination with Mr. Pardun’s service as Lead Director, is in the best interests of MaxLinear and its stockholders.

Given his long tenure with and status within MaxLinear, our board of directors believes Dr. Seendripu possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing MaxLinear, and we believe he is best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. We also believe his combined role enables decisive leadership, ensures clear accountability, and enhances MaxLinear’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and customers.

In addition, we believe the working relationship between Dr. Seendripu and Mr. Pardun, on the one hand, and between Mr. Pardun and the other independent directors, on the other, enhances and facilitates the flow of information between management and our board as well as the ability of our independent directors to evaluate and oversee management and its decision-making.

Director Independence

As a company listed on the New York Stock Exchange, we are required under NYSE listing requirements to maintain a board comprised of a majority of “independent” directors, as determined affirmatively by our board. In March 2012, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that directors Steven C. Craddock, Albert J. Moyer, Thomas E. Pardun, David Liddle, Ph.D., and Donald E. Schrock, representing a majority of our directors, are “independent directors” as defined under the rules of the NYSE. Kishore Seendripu, Ph.D. and Curtis Ling, Ph.D. are not considered independent directors because of their employment as our chief executive officer and chief technical officer, respectively.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our board of directors has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting. These executive sessions are chaired by our Lead Director. Drs. Ling and Seendripu, as the only two management directors, do not participate in sessions of non-management directors.

Board’s Role in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. The charter of our audit committee provides that one of the committee’s responsibilities is oversight of certain compliance matters. In addition, in setting compensation, our compensation committee strives to create incentives that encourage a level of risk taking consistent with our business strategy and to encourage a focus on building long term value that does not encourage excessive risk-taking.

In connection with its oversight of compensation-related risks, our compensation committee has reviewed our compensation programs and practices for employees, including executive and non-executive programs and practices. In its review, our compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, our compensation committee determined that any risks that may result from our compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on MaxLinear.

At periodic meetings of the board and its committees and in other meetings and discussions, management reports to and seeks guidance from the board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax, and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and efforts and investment policy and practices.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee.

Audit Committee. Our audit committee currently consists of directors Albert J. Moyer, Thomas E. Pardun, and Steven C. Craddock. Mr. Moyer is the chairman of the audit committee. Our board of directors has determined that each of the members of our audit committee is independent and financially literate under the current rules and regulations of the SEC and the New York Stock Exchange and that Mr. Moyer qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. Our board of directors has further determined that Mr. Moyer’s simultaneous service on more than three audit committees does not impair the ability of Mr. Moyer to effectively serve as a member and chairman of our audit committee.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:

•	oversees the work of our independent registered public accounting firm;

•	approves the hiring, discharge, and compensation of our independent registered public accounting firm;

•	approves engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;

•	reviews the qualifications, independence, and performance of the independent registered public accounting firm;

•	reviews our financial statements and our critical accounting policies and estimates;

•	reviews management’s assessment of our internal controls; and

•	reviews and discusses with management and the independent auditors the results of our annual audit, our quarterly financial statements, and our publicly filed reports.

We comprised our audit committee in 2009 in connection with preparing for an initial public offering. Mr. Moyer joined our board in October 2009 and was appointed chairman of the audit committee. Our audit committee held four (4) meetings during fiscal 2011. Our audit committee operates under a written charter approved by our board of directors. The charter is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Audit Committee.”

Compensation Committee. Our compensation committee is currently comprised of David Liddle,

Ph.D., Thomas E. Pardun, and Donald E. Schrock, each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and the NYSE. Following the annual meeting, Mr. Craddock will replace Dr. Liddle as a member of the committee. Mr. Craddock also qualifies as an independent director under the applicable rules and regulations of the SEC and the NYSE. Mr. Pardun is the chairman of our compensation committee. Our compensation committee oversees our corporate compensation programs. The compensation committee also:

•	reviews and recommends policies relating to compensation and benefits of our executive officers and employees;

•	reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

•	evaluates the performance of our executive officers in light of established goals and objectives;

•	recommends compensation of our executive officers based on its evaluations; and

•	administers the issuance of stock options and other awards under our equity incentive plans.

See “Compensation of Non-Employee Directors” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

Our compensation committee held twelve (12) meetings during fiscal 2011. Our compensation committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Compensation Committee.”

Nominating and Governance Committee. Our nominating and governance committee is comprised of Steven C. Craddock, Albert J. Moyer, and Donald E. Schrock, each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and the NYSE. Mr. Schrock is the chairman of the nominating and governance committee. Our nominating and governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The nominating and governance committee also:

•	evaluates and makes recommendations regarding the organization and governance of the board of directors and its committees;

•	assesses the performance of members of the board of directors and makes recommendations regarding committee and chair assignments;

•	recommends desired qualifications for board of directors membership and conducts searches for potential members of the board of directors; and

•	reviews and makes recommendations with regard to our corporate governance guidelines.

Our nominating and governance committee will consider recommendations of candidates for the board of directors submitted by stockholders of MaxLinear; see “Process for Recommending Candidates for Election to the Board of Directors” below.

Our nominating and governance committee held six (6) meetings during fiscal 2011. Our nominating and governance committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Nominating and Governance Committee.”

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee are Dr. Liddle, Mr. Pardun, and Mr. Schrock. Following the annual meeting, Mr. Craddock will replace Dr. Liddle as a member of the committee. Mr. Pardun is the chairman of our compensation committee. None of the members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and governance committee has established policies and procedures relating to the consideration of any individual recommended or otherwise introduced, whether by management, another director, stockholders, or third parties, as a prospective director nominee.

The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our committee will consider the following:

•	The current size and composition of our board of directors and the needs of the board and it respective committees;

•

Factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. Our committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	Other factors that our committee may consider appropriate.

Our committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing board;

•	The ability to assist and support management and make significant contributions to MaxLinear’s success; and

•	An understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board, or management.

Process for Recommending Candidates for Election to the Board of Directors

Our nominating and governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of the nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding at least 100,000 shares of our Class A and/or Class B common stock continuously for at least twelve months prior to the date of submission of the recommendation. Stockholder recommendations for candidates to the board of directors must be directed in writing to MaxLinear, Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, California, 92011, Attention: Chief Financial Officer, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and MaxLinear, and evidence of the nominating person’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, judgment, diversity of professional experience, independence, area expertise, corporate experience, length of service, other commitments and the like, and personal references. For details regarding the process to nominate a director, under the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting,” please see “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Nomination of Director Candidate.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors to attend. Six of the seven members of our board of directors attended our 2011 annual meeting. We have scheduled our 2012 annual meeting on the same day as a regularly scheduled board meeting in order to facilitate attendance.

Communications with the Board of Directors

Stockholders who wish to communicate with our board of directors, Lead Director, committee chairman, any other individual director, or the non-management or independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of our Chief Financial Officer, c/o MaxLinear, Inc., 2051 Palomar Airport Road, Carlsbad, CA 92011, or by fax to (760) 444-8598. Our Chief Financial Officer will monitor these communications and will provide a summary of all received messages to our board of directors at each regularly scheduled meeting of our board. Our board of directors generally meets on a quarterly basis. Where the nature of the communication warrants, our Chief Financial Officer may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee or non-management director, of our independent advisors, or of our management.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Compensation Program Prior to Initial Public Offering

Beginning in mid-2009, prior to filing a registration statement with the Securities and Exchange Commission in connection with an initial public offering, we began the process of recruiting additional independent directors to serve on our board. At that time, we established a policy of paying a $20,000 annual retainer to independent directors not affiliated with our venture capital investors. In addition, we provided for equity incentives in the form of stock options for each of the new directors recruited prior to our initial public offering. In connection with these recruitment efforts, Thomas E. Pardun joined our board in July 2009, and Albert J. Moyer and Donald E. Schrock joined our board in October 2009.

In July 2009, we granted an option to purchase 34,575 shares of Class B common stock at an exercise price of $4.26 per share to Mr. Pardun; in October 2009, we granted an option to purchase 34,575 shares of Class B common stock at an exercise price of $6.55 per share to Mr. Moyer; and in October 2009, we granted an option to purchase 34,575 shares of Class B common stock at an exercise price of $7.45 per share to Mr. Schrock. Each of these options was granted under our 2004 Stock Plan and, assuming the optionee continues as a service provider to us, vests with respect to twenty-five percent of the option one year from the date of grant and then vests in equal monthly installments over the next three years.

Post-IPO Compensation Policy

In connection with our initial public offering in March 2010, our compensation committee engaged Compensia, Inc., an independent compensation consulting firm to evaluate our compensation policies for independent directors, including independent directors affiliated with our venture capital investors. Prior to our initial public offering, independent directors affiliated with our venture capital investors received no cash or equity compensation. Compensia reviewed director compensation policies at the same peer group established for purposes of the executive compensation review described in Compensation Discussion and Analysis beginning on page 45.

Cash Compensation

Following their review of the Compensia data, our compensation committee recommended, and our board of directors approved, the following cash compensation program for non-employee directors:

•	$25,000 annual retainer for each non-employee director, payable on a quarterly basis;

•	$15,000 additional annual retainer for our Lead Director, Mr. Pardun, payable on a quarterly basis;

•	$6,000 annual retainer for each member of the audit committee and $14,000 annual retainer for the chairman of the audit committee, payable on a quarterly basis;

•	$4,000 annual retainer for each member of the compensation committee and a $9,000 annual retainer for the chairman of the compensation committee, payable on a quarterly basis; and

•

$2,000 annual retainer for each member of the nominating and governance committee and a $6,000 annual retainer for the chairman of the nominating and governance committee, payable on a quarterly basis.

These cash payments became effective for all independent directors in March 2010 upon consummation of our initial public offering and, with respect to Mr. Moyer, Mr. Pardun, and Mr. Schrock, superseded the retainer being paid prior to our initial public offering. Our compensation committee and board of directors reviewed the cash compensation policy for our directors in February 2012 and determined that we would make no adjustments in the cash component of non-employee director compensation for fiscal 2012.

Initial Director Equity Awards

In addition to the cash compensation structure described above and based in part on the Compensia data, our compensation committee recommended and our board of directors implemented as part of our 2010 Equity Incentive Plan an equity compensation policy for new independent directors who joined our board after March 2010. Specifically, our policy provided that each individual who was elected or appointed as a non-employee director after the date of our initial public offering would automatically be granted, upon his or her election, an option to purchase an aggregate number of shares of our Class A common stock having an estimated fair value on the date of grant of $155,000, with the fair value determined using the Black-Scholes option pricing model on the same basis as used for financial accounting purposes. All of the shares subject to each such grant would vest in equal annual installments over three years, assuming the director continued as a service provider to us. The vesting commencement date of these options would occur when the director first took office.

As part of its review of our non-employee director compensation policies in February 2012, our compensation committee and board of directors approved amendments to our equity compensation policy to provide that future initial director grants will be made in the form of restricted shares of our Class A common stock with an aggregate value equal to $155,000 on the date the new director is first appointed or elected to our board of directors. The shares of restricted Class A common stock will be subject to vesting on the same terms that previously applied to the initial stock option grants.

Annual Equity Awards

Prior to the 2012 annual meeting of stockholders, each non-employee director who continued to serve as a director after that meeting was automatically granted an option on such date to purchase an aggregate number shares of our Class A common stock having an estimated fair value on the date of grant of $80,000, with the fair value determined using the Black-Scholes option pricing model on the same basis as used for financial accounting purposes. These options vested one year from the date of grant, assuming the director continued as a service provider to us. In connection with the review of our non-employee director compensation policy in February 2012, our compensation committee and board of directors determined that, beginning with the 2012 annual meeting, annual grants would be made in the form of restricted shares of our Class A common stock having a value of $80,000 on the date of grant and vesting one year from the date of grant, assuming the director continues as a service provider to us.

IPO Grants

Under the director equity compensation policy established as part of our initial public offering, each of our non-employee directors was granted an option on the effective date of our initial public offering to purchase an aggregate number shares of our Class A common stock having an estimated fair value on the date of grant of $80,000, with the fair value determined using the Black-Scholes option pricing model on the same basis as used for financial accounting purposes. These options were granted to each of our non-employee directors on March 23, 2010. The number of shares subject to the options was 10,857, and the exercise price of the options was $14.00, the price per share determined in our initial public offering. These options vested on March 23, 2011.

2011 Director Compensation

The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors for the year ended December 31, 2011. The table excludes Kishore Seendripu, Ph.D., and Curtis Ling, Ph.D., who are executive officers and who did not receive any compensation from us in their roles as directors in the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)	All Other Compensation ($)	Total ($)
Steven C. Craddock	24,750	155,000	—	179,750
David Liddle, Ph.D.(2)	29,000	80,000	—	109,000
Albert J. Moyer	41,000	80,000	—	121,000
Thomas E. Pardun	55,000	80,000	—	135,000
Donald E. Schrock	36,500	80,000	—	116,500

(1)	Amounts shown do not reflect compensation actually received by the director. Instead, the amounts represent the aggregate grant date fair value related to option awards and performance option awards, and the aggregate grant fair market value related to stock awards, granted in the year indicated, pursuant to Accounting Standards Codification Topic 718. The amounts for stock options and stock awards from prior years were restated to reflect aggregate grant date fair value. For a discussion of the valuation assumptions, see Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting in that award on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.
(2)	Dr. Liddle will resign immediately prior to our 2012 annual meeting.

Director Equity Awards

The following table lists all outstanding equity awards held by non-employee directors as of the year ended December 31, 2011.

	Number of Securities Under- lying Unexer- cised Options Exer- cisable		Number of Securities Under- lying Unexer- cised Options Unexer- cisable		Option Exercise Price	Option Expi- ration Date	Grant Date Fair Value of Option Awards ($)(1)
Steven C. Craddock	—		38,770	(2)	9.10	5/6/2018	155,000
David Liddle, Ph.D.	—		21,149	(8)	9.10	5/6/2018	80,000
	10,857	(3)(4)	—		14.00	3/23/2020	80,000
Albert J. Moyer	—		21,149	(8)	9.10	5/6/2018	80,000
	18,728	(5)	15,847		6.55	10/15/2019	124,270
	10,857	(3)	—		14.00	3/23/2020	80,000
Thomas E. Pardun	—		21,149	(8)	9.10	5/6/2018	80,000
	20,889	(6)	13,686		4.26	7/27/2019	80,257
	10,857	(3)	—		14.00	3/23/2020	80,000
Donald E. Schrock	—		21,149	(8)	9.10	5/6/2018	80,000
	18,728	(7)	15,847		7.45	10/26/2019	141,311
	10,857	(3)	—		14.00	3/23/2020	80,000

(1)	Fair values of the option awards on the respective grant dates are computed in accordance with ASC 718. See Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.
(2)	These stock options were granted on May 6, 2011 and vest 33% per year over three years.
(3)	These stock options are fully vested.
(4)	Dr. Liddle will resign immediately prior to our 2012 annual meeting.
(5)	These stock options were granted on October 16, 2009 and vest over four years. 25% of the shares subject to the stock options vest one year after grant. 2.08% of the shares vest at the end of each monthly period thereafter.
(6)	These stock options were granted on July 28, 2009 and vest over four years. 25% of the shares subject to the stock options vest one year after grant. 2.08% of the shares vest at the end of each monthly period thereafter.
(7)	These stock options were granted on October 27, 2009 and vest over four years. 25% of the shares subject to the stock options vest one year after grant. 2.08% of the shares vest at the end of each monthly period thereafter.
(8)	These stock options were granted on May 6, 2011 and vest 100% on May 9, 2012.

PROPOSAL NUMBER 1

ELECTION OF CLASS III DIRECTOR BY CLASS A COMMON STOCK AND CLASS B

COMMON STOCK

Board Structure

Our board of directors is currently composed of seven members but will be reduced to six in connection with the annual meeting, reflecting Dr. Liddle’s decision to resign from our board of directors in conjunction with the annual meeting. Our amended and restated certificate of incorporation and bylaws provide that the number of our directors shall be at least two and will be fixed from time to time by a resolution of the majority of our board of directors.

Two members of our board of directors are elected exclusively by the holders of the Class B common stock, voting as a separate class. At least one of these directors must be an executive officer nominated by our nominating and governance committee, with the consent of the founders holding a majority-in-interest of the outstanding Class B common stock over which the founders then exercise voting control. Our founders are Kishore Seendripu, Ph.D., Curtis Ling, Ph.D., Madhukar Reddy, and several other employees and former employees named in our amended and restated certificate of incorporation. The Class B directors are Drs. Ling and Seendripu. As indicated in proposal number 2, one Class B director, Dr. Seendripu, is a nominee for re-election at the 2012 annual meeting.

The remaining directors are elected by the holders of our Class A common stock and Class B common stock, voting together as a single class. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meetings of stockholders to be held during the years 2012 for the Class III directors, 2013 for the Class I directors, and 2014 for the Class II directors.

Nominee for Class III Director Elected by the Holders of Class A Common Stock and Class B Common Stock (Terms Expiring in 2015)

At the 2012 annual meeting, one Class III director will be elected to the board of directors by the holders of Class A common stock and Class B common stock. Our nominating and governance committee recommended, and our board of directors nominated, Thomas E. Pardun as the nominee for election as Class III director at the 2012 annual meeting to be elected by the holders of Class A common stock and Class B common stock.

Mr. Pardun has agreed to serve if elected, and management has no reason to believe that he will be unavailable to serve. In the event Mr. Pardun is unable or declines to serve as a director at the time of the 2012 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and governance committee and designated by the present board of directors to fill the vacancy.

Biographical Information Concerning the Class III Director Nominee Elected by the Holders of Class A Common Stock and Class B Common Stock

Thomas E. Pardun, age 68, has served as a member of our board of directors since July 2009. Since April 2007, Mr. Pardun has served as non-executive chairman of the board of directors of Western Digital Corporation. Mr. Pardun has served as a director of Western Digital Corporation since January 1993, and from January 2000 to November 2001, he previously served as chairman of the board of directors of Western Digital Corporation. From May 1996 to July 2000, Mr. Pardun served as president of MediaOne International, Asia-Pacific (formerly US West Asia-Pacific), an owner/operator of international properties in cable television, telephone services and wireless communications. From May 1993 to April 1996, Mr. Pardun served as president and chief executive officer of US West Multimedia Communications, Inc., a communications company, and from June 1988 to April 1993 held numerous other executive positions with US West, Inc. From June 1986 to May 1988,

Mr. Pardun was president of the Central Group for Sprint, Inc. as well as president of Sprint’s West Division. From September 1984 to May 1986, he also served as senior vice president of United Telecommunications, a predecessor company to Sprint. From June 1965 to August 1984, he held various positions at International Business Machines Corporation. In addition to Western Digital Corporation, Mr. Pardun also serves on the boards of each of CalAmp Corp., a provider of wireless communications solutions; Finisar Corporation, a provider of optical communications components and subsystems; and Calix, Inc., a provider of broadband communications access systems and software. Mr. Pardun received a B.B.A. in Economics and Marketing from the University of Iowa and Management School Certificates from Harvard Business School, Stanford University, and The Tuck School of Business at Dartmouth College.

We believe Mr. Pardun’s experience serving for many years in executive positions for large communications and technology companies, his long history in the technology industry, and his experience serving as a director and non-executive chairman for other public companies bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

Required Vote

Our Class III director elected to the board of directors by the holders of Class A common stock and Class B common stock will be elected by a plurality of the votes of the holders of Class A common stock and Class B common stock (voting together as a single class) present in person or represented by proxy and entitled to vote on the election of directors. In other words, the nominee receiving the highest number of “FOR” votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of Mr. Pardun.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the election to the board of directors of Thomas E. Pardun as the Class III director elected by the holders of Class A common stock and Class B common stock.

* * * * *

Resignation of Class I Director

In November 2011, David E. Liddle, age 67, currently a Class I director, announced that he would resign from our board of directors effective immediately prior to our 2012 annual meeting. Mr. Liddle has served as a member of our board of directors since November 2004, when he led U.S. Venture Partners’ investment in our first venture capital financing. Since January 2000, Dr. Liddle has been associated with U.S. Venture Partners, a venture capital investment firm. Dr. Liddle is a managing member of Presidio Management Group VIII, L.L.C., or PMG VIII, the general partner of U.S. Venture Partners VIII, L.P. and certain other venture partner investment funds which together with PMG VIII are collectively referred to as U.S. Venture Partners, or USVP. From March 1992 to December 1999, Dr. Liddle co-founded and served as the President and Chief Executive Officer of Interval Research Corporation, a computer-related research laboratory based in Palo Alto, California. From November 1991 to March 1992, he served as Vice President of New Systems Business Development, Personal Systems, for International Business Machines Corporation, a computer and office equipment manufacturer. Dr. Liddle also serves on the board of The New York Times Company, a publishing company. Dr. Liddle received a B.S. in Electrical Engineering from the University of Michigan and a Ph.D. in Electrical Engineering and Computer Science from the University of Toledo.

We believe that Dr. Liddle’s focus on the semiconductor and technology sectors during his time at U.S. Venture Partners, as well as his several years of technical and operating experience with a number of companies, brought valuable industry and operational knowledge to our board and qualified him to serve as one of our directors. Our board of directors, management, and founders wish to thank Mr. Liddle for his support and dedication to MaxLinear.

* * * * *

Class I Directors Continuing in Office until the 2013 Annual Meeting

Steven C. Craddock, age 63, has served as a member of our board of directors since March 2011. Since July 2008, Mr. Craddock, age 62, has served as President of The Del Ray Group, LLC, a private consulting firm advising companies on strategic and technology developments in the cable television and telecommunications markets. From November 2006 until June 2008, Mr. Craddock served as Senior Vice President, Technology, for Comcast Corporation, a provider of entertainment, information, and communications products and services. From June 1994 until November 2006, he served as Senior Vice President, New Media Development for Comcast. From April 2002 until its acquisition by Zoran Corporation in December 2010, Mr. Craddock served as a director of Microtune, Inc., a provider of high-performance radio frequency tuners and transceivers. Mr. Craddock is a licensed professional engineer and holds a Bachelor of Science in civil engineering and electrical engineering from Virginia Military Institute.

We believe that Mr. Craddock’s financial and business expertise, including a diversified background in the cable television and telecommunications industries give him the qualifications and skills to serve as one of our directors.

Class II Directors Continuing in Office until the 2014 Annual Meeting

Curtis Ling, Ph.D., age 46, is a co-founder of MaxLinear and has served as our Chief Technical Officer since April 2006. He serves as a director representing our Class B common stock. From March 2004 to July 2006, Dr. Ling served as our Chief Financial Officer, and from September 2003 to March 2004, as a co-founder, he consulted for us. From July 1999 to July 2003, Dr. Ling served as a principal engineer at Silicon Wave, Inc. From August 1993 to May 1999, Dr. Ling served as a professor at the Hong Kong University of Science and Technology. Dr. Ling received a B.S. in Electrical Engineering from the California Institute of Technology and an M.S. and Ph.D. in Electrical Engineering from the University of Michigan, Ann Arbor.

We believe Dr. Ling’s more than ten years of technical and operational experience in the semiconductor industry brings valuable industry knowledge and practical experience to our board and qualifies him to serve as one of our directors.

Albert J. Moyer, age 68, has served as a member of our board of directors since October 2009. Since 2000, Mr. Moyer has served as a private financial consultant. From March 1998 to February 2000, Mr. Moyer served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held software company that is a provider of enterprise resource planning software applications, and he subsequently served as a consultant to QAD Inc., assisting in the Sales Operations of the Americas Region. From August 1995 to March 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company. Previously, Mr. Moyer served as Chief Financial Officer of National Semiconductor Corporation, a semiconductor company. Mr. Moyer also served as Chief Financial Officer of Western Digital Corporation, a manufacturer of hard-disk drives for the personal computer and home entertainment markets. Mr. Moyer serves on the board of each of CalAmp Corp., a provider of wireless communications solutions; Collectors Universe, Inc., a third-party grading and authentication service for high-value collectibles; and Virco Manufacturing Corporation, a manufacturer of educational furniture. Mr. Moyer received his B.S. in finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin. Mr. Moyer holds a professional director certification from the American College of Corporate Directors, a national public company director education and credentialing organization.

We believe Mr. Moyer’s many years’ experience as chief financial officer for other public companies and his service on the board of directors of several other companies bring substantial financial, accounting, and operational knowledge to our board and qualify him to serve as one of our directors.

Donald E. Schrock, age 66, has served as a member of our board of directors since October 2009. Mr. Schrock retired as Executive Vice President and President of Qualcomm Incorporated’s CDMA Technologies Group in 2003. Mr. Schrock

began his career with Qualcomm in January 1996 as Corporate Vice President. Prior to joining Qualcomm, Mr. Schrock was Group Vice President and Division Manager with GM Hughes Electronics. Prior to working at Hughes, Mr. Schrock was Vice President of Operations with Applied Micro Circuit Corporation. Mr. Schrock also held positions as Vice President/Division Manager at Burr-Brown Corporation and spent 15 years with Motorola Semiconductor. Mr. Schrock has served on the board of directors of Integrated Devices Technology Inc., a designer and fabricator of semiconductor components, since October 2009, and GlobalFoundries Inc., a private semiconductor wafer fabrication service provider, since May 2010. He also previously served on the board of directors of the Fabless Semiconductor Association, RMI Corporation, a private fabless semiconductor company acquired by Netlogic Microsystems, Inc., from March 2008 to October 2009, and Patriot Scientific Corporation, a public intellectual property licensing company, from April 2008 to January 2011. Mr. Schrock holds a BSEE with honors from the University of Illinois, has completed the coursework for an MSEE from Arizona State University, and has an Advanced Business Administration degree from the Arizona State University Center for Executive Development.

We believe Mr. Schrock’s business leadership, operational and financial experience as a result of his experience serving for several years in executive positions for large technology companies, his long history in the technology industry, and his experience serving as a director for other public companies bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

* * * * *

PROPOSAL NUMBER 2

ELECTION OF CLASS III DIRECTOR BY CLASS B COMMON STOCK

Nominee for Class III Director Elected by the Holders of Class B Common Stock (Term Expiring in 2015)

At the 2012 annual meeting, one Class III director elected by the holders of the Class B common stock will be elected to the board of directors. Under our amended and restated certificate of incorporation that became effective in connection with our initial public offering, holders of our Class B common stock, voting as a separate class, are entitled to elect two directors. At least one of these directors must be an executive officer of MaxLinear nominated by our nominating and governance committee, with the consent of our founders holding a majority-in-interest of the outstanding Class B common stock over which our founders then exercise voting control. Our founders are executive officers Kishore Seendripu, Ph.D., Curtis Ling, Ph.D., Madhukar Reddy, Ph.D., and several other employees and former employees named in our amended and restated certificate of incorporation. Currently, our Class B directors are Dr. Seendripu and Dr. Ling.

Our nominating and governance committee has recommended, and, with the requisite consent of our founders, our board of directors has nominated, Kishore Seendripu, Ph.D. as nominee for election as Class III director elected by the holders of the Class B common stock at the 2011 annual meeting. If elected, Dr. Seendripu will serve for a term expiring at our annual meeting of stockholders to be held in 2015.

Dr. Seendripu has agreed to serve, if elected, and management has no reason to believe that Dr. Seendripu will be unavailable to serve. In the event Dr. Seendripu is unable or declines to serve as a director at the time of the 2012 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and governance committee, with the requisite consent of the founders, and designated by the present board of directors to fill the vacancy.

Biographical Information Concerning the Class III Director Nominee Elected by the holders of Class B Common Stock

Kishore Seendripu, Ph.D., age 42, is a co-founder and has served as our Chairman, President and Chief Executive Officer since our inception in September 2003. He serves as a director representing our Class B common stock. From July 1998 to July 2002, Dr. Seendripu served in senior engineering roles, most recently as the director of RF & Mixed-Signal IC Design at Silicon Wave, Inc., a designer and developer of radio frequency systems-on-chip for use in wireless and broadband communication systems and products. From December 1997 to July 1998, Dr. Seendripu served as a member of the technical staff at Broadcom Corporation, a manufacturer of networking and communications integrated circuits for data, voice and video applications. From 1996 to December 1997, Dr. Seendripu served as a radio frequency integrated circuit, or RFIC, design engineer at Rockwell Semiconductor Systems, a provider of semiconductor system solutions for personal communications electronics. From 1990 to 1992, Dr. Seendripu served as a research assistant at the Lawrence Berkeley National Laboratories. Dr. Seendripu received an M.S. in Materials Sciences Engineering and a Ph.D. in Electrical Engineering from the University of California at Berkeley, a B. Tech degree from the Indian Institute of Technology, Bombay, India, and an M.B.A. from the Wharton School, University of Pennsylvania.

We believe Dr. Seendripu’s more than 15 years of technical and management experience in the semiconductor industry brings valuable industry knowledge and practical experience to our board and qualifies him to serve as one of our directors.

Required Vote

Our Class III director elected by the holders of Class B common stock will be elected by a plurality of the votes of the holders of Class B common stock (voting together as a single class) present in person or represented by proxy and entitled to vote on the election of directors. In other words, the nominee receiving the highest number of “FOR” votes will be elected as director. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of Dr.  Seendripu.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the election to the board of directors of Kishore Seendripu, Ph.D. as the Class III director elected by the holders of Class B common stock.

* * * * *

PROPOSAL NUMBER 3

APPROVAL OF AMENDMENTS TO OUR 2010 EQUITY INCENTIVE PLAN AND OUR 2004 STOCK PLAN TO ALLOW FOR A ONE-TIME STOCK OPTION EXCHANGE PROGRAM

Background of the Proposal

We are asking our stockholders to approve an amendment to our 2010 Equity Incentive Plan and our 2004 Stock Plan, which we sometimes refer to as the “plans,” to allow us to implement a one-time stock option exchange program. If the stockholders approve the amendments to the plans, the amended plans will replace the current versions of the plans. Otherwise, the current versions of the plans will remain in effect.

The proposed exchange program would offer certain employees and consultants a right to surrender and cancel their stock options (vested and unvested) with exercise prices above $5.50, referred to as “eligible options,” in exchange for a new unvested restricted stock unit award. For each participating eligible employee or consultant, the new restricted stock unit award would be granted (i) for a number of shares that is equal to fifty percent (50%) of the shares underlying the eligible options surrendered by the participant, (ii) under our 2010 Equity Incentive Plan, and (iii) with a new vesting schedule.

Employees and consultants (including those of our subsidiaries) who remain in our service through the completion of the proposed exchange program will be eligible to participate in the exchange, subject to potential limitations described below under the caption “Eligible Employees for the Exchange Program”. Members of our board of directors, including members of our board who are also employees of MaxLinear, will not be permitted to participate in the stock option exchange program. As a result, neither Kishore Seendripu, Ph.D., our Chairman and Chief Executive Officer, nor Curtis Ling, Ph.D., our Chief Technology Officer, will be permitted to exchange any underwater options. We refer to employees and consultants who will be permitted to participate in the exchange program as “eligible employees.”

Reasons for Implementing an Exchange Program

Beginning in October 2011, our compensation committee began to consider employee retention issues associated with the reduced trading price of our Class A common stock relative to exercise prices of stock options outstanding under our equity incentive plans. In particular, the committee noted that the trading price of our common stock had fallen from a high of $19.50 in the months following our March 2010 initial public offering to as low as $4.13 during fiscal 2011. In light of higher than anticipated attrition during 2011, particularly among engineering employees, the compensation committee believed that outstanding equity incentives were not offering sufficient retention incentives to existing employees. As of February 29, 2012, approximately fifty-nine percent (59%) of our total outstanding stock options and seventy-seven percent (77%) of our total unvested stock options were underwater, meaning that they had exercise prices more than $5.50, the closing sales price of our Class A common stock in trading on the New York Stock Exchange on February 29, 2012. With respect to the number of employees, approximately eighty-two percent (82%) of our employees as of February 29, 2012 held underwater stock options. The median exercise price of underwater stock options was $9.18.

In October 2011, our compensation committee retained Compensia, an independent compensation consulting firm, to assist in evaluating issues associated with underwater stock options and in structuring a potential exchange program. The committee and Compensia considered various alternative structures and the positive and negative attributes of each of these structures. In March 2012, following substantial consideration of the business and employee retention challenges facing MaxLinear, in particular the importance of attracting and retaining key engineering employees to assist in the development of new products, our compensation committee recommended and our board approved a stock option-for-restricted stock unit exchange program on the terms and conditions described in this proposal.

As further described below, we believe that this program is in the best interests of MaxLinear and our stockholders because it best aligns the interests of employees and consultants with those of stockholders. In particular, we believe the proposed exchange program will permit us to:

•

Create Retention Value. Equity awards are an important component of our approach to retaining and motivating our workforce. If we do not address the underwater stock option issue in the near to medium term, we believe it will be more difficult for us to retain our valuable employees. We have already experienced higher levels of employee attrition than we believe to be acceptable and consistent with achieving our long-term business objectives, particularly in the area of new product development. If we cannot retain these individuals, our ability to compete with other companies in our industry could be jeopardized, which would adversely affect our business, operating results, and future stock price.

We believe that granting restricted stock units in exchange for eligible options will aid in motivating and retaining the employees participating in the exchange program because the restricted stock units will have immediate intrinsic value, the potential for appreciation in line with appreciation in our stock price, and new vesting periods that generally will exceed the remaining vesting periods of the surrendered stock options.

•

Reduce Overhang and Potential Dilution. Underwater stock options cannot be removed from our equity award overhang until they are exercised or until they are cancelled due to their expiration or due to the individual’s termination of service.

The exchange program will reduce our overhang and eliminate underwater stock options that are currently outstanding and that provide only limited employee retention incentives. Eligible employees will receive restricted stock units covering fifty percent (50%) fewer shares than the number of shares covered by the eligible options that are surrendered. By granting half the number of restricted stock units in exchange for stock options, we reduce our equity overhang and potentially reduce stockholder dilution. Depending on the participation rate, this could result in a significant net reduction in the number of shares associated with outstanding awards.

Absent the exchange program, we may find it necessary to issue significant additional stock options or other equity awards to employees and consultants that are above and beyond our ongoing equity grant practices in order to provide renewed incentive value to our workforce. Any such additional grants would increase our overhang as well as our non-cash compensation expense for financial reporting purposes.

Reasons for an Amendment to Our Plans

Although our 2010 Equity Incentive Plan permits us to institute an exchange program where outstanding awards may be surrendered or cancelled in exchange for awards of a different type, the terms of our 2004 Stock Plan do not grant similar rights. Notwithstanding the terms of the plans, our board of directors considers this proposal to be an important event for MaxLinear. Accordingly, we have decided to seek stockholder approval to amend both plans to permit the one-time option exchange program described in this proposal. Absent stockholder approval of these amendments, this one-time stock option exchange program will not be implemented by our board of directors under either of the plans.

Summary of the Exchange Program

The proposed exchange program under the plans will take place if, and only if, it is approved by our stockholders.

Mechanics of the Exchange Program

Our compensation committee recommended the exchange program to our board of directors on February 9, 2012, which subsequently authorized the exchange program on March 9, 2012, subject to stockholder approval. We have not implemented the exchange program, and we will not do so under the plans unless our stockholders approve the amendment of the plans as described in this proposal.

If our stockholders approve the amendment to the plans to permit this one-time exchange program, we intend to commence the program no later than twelve (12) months following the date of stockholder approval. We may elect to initiate the exchange program before the annual meeting date but would not conclude the exchange unless and until stockholder approval has been obtained. If we do not initiate the exchange program before the annual meeting, we would be permitted to do so at any time prior to the first anniversary of the annual meeting.

The proposed exchange program would extend for at least 20 business days but for not more than 29 calendar days. Even if our stockholders approve the amendment to the plans to permit this one-time exchange program, we may later decide not to implement it. If the exchange program does not commence within twelve (12) months of stockholder approval, we will consider any exchange program thereafter to be a new one, requiring new stockholder approval.

At the start of the exchange program, we will file with the SEC an offer to exchange as part of a tender offer statement on Schedule TO. Eligible employees, stockholders, and members of the public will be able to obtain the offer to exchange and other documents filed by us with the SEC free of charge from the SEC’s website at www.sec.gov.

Immediately upon the commencement of the exchange program, eligible employees will receive a written offer (along with election materials) that will set forth the precise terms and timing of the one-time exchange program. Promptly following the completion of the exchange program, we will cancel the eligible options that are surrendered and grant a new restricted stock unit award in exchange therefor, pursuant to the fifty percent (50%) exchange ratio and vesting terms described below.

Eligible Options for the Exchange Program

A MaxLinear stock option will be an “eligible option” under the proposed exchange program if it:

•	has an exercise price that is above $5.50;

•	was granted under our 2010 Equity Incentive Plan or our 2004 Stock Plan; and

•	is outstanding on the date that we complete the exchange program.

The exchange program will not be conditioned on a minimum level of participation. The proposed exchange program will not permit eligible employees to exchange less than all of any stock option grant. Each grant of an eligible option must be exchanged on an “all or nothing” basis and regardless of the extent to which the eligible employee is vested or unvested in such grant.

Eligible employees will not be required to exchange all of their grants in order to participate in the proposed exchange. In other words, eligible employees will be permitted to participate in the exchange program on a per grant basis.

As of February 29, 2012, eligible employees held stock options to purchase 1,819,771 shares of our Class A common stock under the 2010 Equity Incentive Plan with 79% of such options having an exercise price that is above $5.50. As of February 29, 2012, eligible employees held stock options to purchase 2,278,615 shares of our Class B common stock under the 2004 Stock Plan with 32% of such options having an exercise price that is above $5.50. Consequently, the maximum number of eligible options which might be exchanged in the program is 2,165,336.

We are not able to predict which or how many employees will elect to participate because the decision to participate in the proposed exchange program is voluntary nor are we able to predict how many eligible stock options will actually be surrendered for exchange. Therefore, we do not know how many new restricted stock units may be issued. Assuming that each eligible option were to be exchanged in the program, and given the fifty percent exchange ratio discussed below, the maximum number of restricted stock units which could be issued under the 2010 Equity Incentive Plan would be 1,082,687.

Eligible Employees for the Exchange Program

Participation in the proposed exchange program is voluntary. The exchange program will be open to all holders of stock options who are employed by us or who are providing us with consulting services as of the completion date of the exchange program. Our executive officers are eligible to participate in the proposed exchange program. However, each member of our board (including any member who is also an employee) is excluded and not eligible to participate in the proposed exchange program. As a result, neither Kishore Seendripu, Ph.D. nor Curtis Ling, Ph.D. will be eligible to participate in the exchange program as Drs. Seendripu and Ling are both executive officers and directors.

An eligible employee who elects to participate in the exchange program but whose service terminates for any reason prior to the completion of the exchange program will retain his or her eligible options, subject to their existing terms and will not receive a new grant of restricted stock units under the exchange program.

We intend to make the proposed exchange program available to employees and consultants who are located outside of the United States, where permitted by local law. We may later decide to exclude personnel (on a non-discriminatory basis) in certain non-U.S. jurisdictions (who would otherwise qualify as eligible employees) if local employment, tax, or securities laws or other considerations would make their participation illegal, infeasible, or impractical. In addition, it is possible that we may need to modify the terms offered to eligible employees in countries outside the U.S. to comply with local laws or regulations, or for tax or accounting reasons. For example, we may decide to grant a restricted stock award (instead of restricted stock unit award) to the extent this can mitigate adverse tax or compliance consequences to the eligible employees or to MaxLinear.

Fifty Percent (50%) Exchange Ratio

The proposed exchange program will provide that, if an eligible employee participates and surrenders his or her eligible option(s), he or she will receive a new unvested restricted stock unit award for a number of shares (rounded up to the nearest whole share) that is equal to fifty percent (50%) of the aggregate number of shares underlying the eligible options that were surrendered by the eligible employee.

Given the proposed exchange ratio, we can provide an example of the number of new restricted stock units that might be granted pursuant to the exchange offer. For example, if we assume that all eligible stock options held by eligible employees on February 29, 2012 remain outstanding and the employees remain eligible to participate, the following table summarizes information regarding the eligible stock options and the restricted stock units that could be granted in the exchange (assuming full participation):

Exercise Prices of Eligible Stock Options	Number of Underlying Eligible Stock Options	Weighted Average Exercise Price of Eligible Stock Options	Weighted Average Remaining Life of Eligible Stock Options (Years)	Exchange Ratio	Maximum Number of New Restricted Stock Units That May Be Granted
$5.80-$6.65	465,584	$6.45	7.22	50%	232,802
$7.45-$8.87	435,726	$8.11	7.37	50%	217,869
$9.10-$9.99	446,255	$9.25	6.90	50%	223,130
$10.41-$11.36	464,000	$11.23	8.11	50%	232,000
$12.54-$16.58	353,771	$14.86	8.20	50%	176,886

Total	2,165,336				1,082,687

Under these assumptions, the exchange would result in a net reduction of 1,082,649 shares associated with awards under the plans, or approximately 5% of the number of shares of our Class A common stock outstanding on February 29, 2012.

Terms & Conditions of New Restricted Stock Unit Awards

Each new restricted stock unit award will be granted by our compensation committee upon completion of the exchange with a new vesting schedule. Restricted stock units are awards that will result in settlement in shares at the end of the applicable vesting period only if the vesting criteria established by the administrator are achieved or the award otherwise vests. In this case, other than with respect to executive officers, the new restricted stock unit awards will vest, subject to continued service through each relevant vesting date, as follows:

•

1/12th of the shares subject to the new award will vest on each February 20, May 20, August 20, and November 20, beginning with the first such date falling more than 90 days after the grant date of the award.

With respect to any executive officers who may participate in the exchange, the new restricted stock unit awards will vest as follows:

•

33% of the shares subject to the award will vest on the first February 20, May 20, August 20, or November 20 following the first anniversary of the grant date of the award, and the balance of the award will vest in two equal annual installments on each anniversary of such initial vesting date.

Restricted stock units issued under the proposed exchange program will be subject to the terms and conditions of our 2010 Equity Incentive Plan and a restricted stock unit agreement issued thereunder.

Impact on Our 2010 Equity Incentive Plan Share Reserve

Pursuant to the provisions of the 2010 Equity Incentive Plan, the net surrendered shares under the exchange program will be returned to the 2010 Equity Incentive Plan share reserve (which pursuant to the terms of the 2010 Equity Incentive Plan will include those surrendered under the 2004 Stock Plan).

Potential Modification to Exchange Program

While the terms of the exchange program are expected to be materially similar to the terms described in this proposal, we may find it necessary or appropriate to change the terms of the exchange program to take into account our administrative needs, local law requirements, accounting rules, policy decisions that we believe make it appropriate to change the exchange program, and the like. For example, we may increase or decrease the minimum option exercise price necessary for any option to be eligible to participate in the program, or we may alter the method of determining exchange ratios if we decide that there is a more efficient and appropriate way to set the ratios while still continuing to limit incremental compensation expense. The final terms of the exchange program will be set forth in an offer to exchange that will be filed with the SEC. Although we do not anticipate that the SEC would require us to materially modify the program’s terms, it is possible that we will need to alter the terms of the exchange program to comply with comments from the SEC staff. Our compensation committee will retain the discretion to make any necessary or desirable changes to the terms of the exchange program. In addition, our compensation committee reserves the right to amend, postpone, or cancel the exchange program once it has commenced.

Potential Modifications to the Exchange program in Certain Non-U.S. Jurisdictions

We intend to make the exchange program available to employees who are located outside of the United States, where permitted by local law. We may exclude employees in a few non-U.S. jurisdictions from the exchange program if local tax or other laws would make their participation impractical. In addition, it is possible that we may need to modify the terms offered to employees in countries outside the U.S. to comply with local laws or regulations or for tax or accounting reasons. We may decide to grant restricted stock awards (instead of restricted stock units), new stock options, or cash in exchange for surrendered eligible stock options to the extent this can mitigate adverse tax or compliance consequences to the employees or to us.

Tax Consequences of Participation

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the exchange program. We will provide a more detailed summary of the applicable tax considerations to participants in the exchange program documents. The applicable U.S. federal income tax law and regulations may change, and the Internal Revenue Service may adopt a position contrary to the summary below.

The exchange of eligible stock options for new restricted stock units should be treated as a non-taxable exchange, and neither we nor any of our employees should recognize any income for U.S. federal income tax purposes upon the surrender of eligible stock options and the grant of new restricted stock units. The tax consequences for participating non-U.S. employees may differ from the U.S. federal tax consequences described in the preceding sentence.

Accounting Treatment of New Equity Awards

We account for share-based payments in accordance with ASC 718. Under ASC 718, we will recognize incremental compensation expense, if any, resulting from the restricted stock units granted in the exchange program. The incremental compensation cost will be measured as the excess, if any, of the fair value of restricted stock units granted in exchange for surrendered eligible stock options, measured as of the date the restricted stock units are granted, over the fair value of the surrendered eligible stock options, measured immediately prior to the exchange.

We expect to recognize incremental compensation expense for accounting purposes for the restricted stock units issued in the exchange. We currently recognize and will continue to recognize compensation expense relating to the eligible stock options over their vesting period, even though they are underwater and do not fully provide the intended incentive and retention benefits to employees.

Any incremental compensation expense related to the restricted stock units issued in the exchange program will be recognized ratably over the vesting period of the restricted stock units. In the event that any of the restricted stock units are forfeited prior to their vesting due to termination of service, the incremental compensation expense for the forfeited restricted stock units will not be recognized.

Impact of the Exchange Program on Our Stockholders

We are unable to predict the precise impact of the exchange program on our stockholders because we do not know how many or which eligible employees will exchange their eligible stock options. The exchange program is intended to better align compensation expense with the retention and motivation value that we are trying to capture with our outstanding equity grants, to restore competitive and appropriate employee equity incentives, and to reduce our existing overhang and potential dilution. The following table summarizes the anticipated effect of the exchange program, assuming all eligible options as of February 29, 2012 are exchanged:

	Prior to the Exchange	Following the Exchange
Shares Covered by All Outstanding Options (including options held by all employees, executive officers and directors)	4,726,821 with a weighted average exercise price of $6.74 and a weighted average remaining term of 6.96 years	2,561,485 with a weighted average exercise price of $4.19 and a weighted average remaining term of 6.47 years

Shares Covered by All Outstanding Restricted Stock Units	1,880,716	2,963,403

Shares Available for Future Award Grants Under the 2010 Equity Incentive Plan	8,401,544	9,484,193

The 2010 Equity Incentive Plan is the only stock option or equity incentive plan from which the Company currently may grant equity-based awards.

Summary of the Plans

The following general description of material features of the plans is qualified in its entirety by reference to the provisions of the plans set forth in Exhibit A and Exhibit B of this proxy statement.

2010 Equity Incentive Plan

Our 2010 Equity Incentive Plan became effective on the completion of our initial public offering in March on 2010 and serves as the successor to our 2004 Stock Plan. Our 2010 Equity Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants.

Share Reserve. As of February 29, 2012, we had equity incentive awards outstanding under the 2004 Stock Plan and the 2010 Equity Incentive Plan. Since the closing of our initial public offering in March of 2010, all equity incentive awards have been issued under the 2010 Equity Incentive Plan, and awards are no longer issued under the 2004 Stock Plan.

The aggregate number of shares of Class A common stock that may be issued pursuant to stock awards under the 2010 Equity Incentive Plan is 8,401,544 shares in addition to any shares subject to stock options or other awards granted under the 2004 Stock Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2004 Stock Plan that are forfeited to or repurchased by us.

In addition, the number of shares of Class A common stock reserved for issuance will automatically increase under the 2010 Equity Incentive Plan on the first day of each fiscal year, equal to the lesser of:

•	2,583,311 shares of our Class A common stock;

•	Four percent (4%) of the outstanding shares of our Class A common stock and Class B common stock on the last day of the immediately preceding fiscal year; or

•	A lesser amount as our board of directors may determine.

Administration. Our board of directors or a committee of our board of directors may administer our 2010 Equity Incentive Plan, and our compensation committee currently acts as the administrator. In the case of awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, the committee will consist of two (2) or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices), awards of a different type and/or cash, or outstanding awards may be transferred to a third party.

Stock Options. Our 2010 Equity Incentive Plan provides for the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, or the Code, only to our employees and those of any parent or subsidiary. All awards other than incentive stock options may be granted to our employees, directors, consultants, independent contractors, and advisors. The exercise price of options granted under our 2010 Equity Incentive Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten (10) years, except that with respect to any participant who owns ten percent (10%) of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five (5) years, and the exercise price must equal at least one hundred ten percent (110%) of the fair market value on the grant date. Subject to the provisions of our 2010 Equity Incentive Plan, the administrator will determine the terms of all other options. After termination of an employee, director, or consultant, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement. In the absence of a specified time in the option agreement, the option will remain exercisable for twelve (12) months following a termination due to death or disability and for three (3) months in all other cases. However, an option generally may not be exercised later than the expiration of its term.

Stock Appreciation Rights. Our 2010 Equity Incentive Plan provides for the grant of stock appreciation rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than one hundred percent (100%) of the fair market value per share on the date of grant. Stock appreciation rights expire under the same rules that apply to stock options.

Restricted Stock Awards. Restricted stock may be granted under our 2010 Equity Incentive Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator determines the number of shares of restricted stock granted to any service provider. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units. Our 2010 Equity Incentive Plan provides for the grant of restricted stock units. Restricted stock units are awards that will result in payment to a participant at the end of a specified period only if the vesting criteria established by the administrator are achieved or the award otherwise vests. The administrator may impose whatever conditions to vesting, restrictions and conditions to payment it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals, on the continuation of service or employment or any other basis determined by the administrator. Payments of earned restricted stock units may be made, in the administrator’s discretion, in cash or with shares of our common stock, or a combination thereof.

Performance Units and Shares. Our 2010 Equity Incentive Plan provides for the grant of performance units and performance shares. Performance units and performance shares are awards that will result in a payment to a participant only if the vesting criteria established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. Payment for performance units and performance shares may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the administrator.

Transferability of Awards. Unless the administrator provides otherwise, our 2010 Equity Incentive Plan generally does not allow for the transfer of awards and only the recipient of an option or stock appreciation right may exercise such an award during his or her lifetime.

Certain Adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2010 Equity Incentive Plan, the administrator will make adjustments to one or more of the number and class of shares that may be delivered under the 2010 Equity Incentive Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits contained in the 2010 Equity Incentive Plan. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards, to the extent that they have not been previously exercised, will terminate immediately prior to the consummation of such proposed transaction.

Change in Control Transactions. Our 2010 Equity Incentive Plan provides that in the event of a merger or change in control, as defined in the 2010 Equity Incentive Plan, each outstanding award will be treated as the administrator determines, including, without limitation, that awards may be assumed or substituted for by the acquiring or succeeding corporation, awards may be terminated immediately prior to the consummation of the merger or change in control, awards may vest in whole or in part prior to or upon consummation of the merger or change in control and, to the extent the administrator determines, terminate on the effectiveness of the merger or change in control, or awards may be terminated in exchange for cash and/or property or replaced with other rights or property. If a successor corporation does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse and all performance goals or other vesting criteria applicable to such award will be deemed achieved at one hundred percent (100%) of target levels. Additionally, if a successor corporation does not assume or substitute an option or stock appreciation right, the administrator will notify the participant in writing or electronically that such award will be exercisable for a specified period of time determined by the administrator prior to the transaction, and such award will then terminate upon the expiration of such period. The administrator will not be required to treat all awards similarly in the event of a merger or change in control.

Plan Amendments and Termination. Our 2010 Equity Incentive Plan will automatically terminate in 2020, unless we terminate it sooner. In addition, our Board of Directors has the authority to amend, suspend, or terminate the 2010 Equity Incentive Plan provided such action does not impair the rights of any participant unless mutually agreed to in writing by the participant and us.

2004 Stock Plan

Our 2004 Stock Plan, as amended, which we refer to as the 2004 Stock Plan, was adopted by our board of directors on March 31, 2004 and approved by our stockholders on April 1, 2004. The 2004 Stock Plan was last amended on October 21, 2009. Since the closing of our initial public offering in March 2010, all stock awards have been issued under the 2010 Equity Incentive Plan, and awards are no longer issued under the 2004 Stock Plan. However, our 2004 Stock Plan continues to govern the terms and conditions of outstanding awards granted thereunder.

Our 2004 Stock Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options and stock purchase rights to our employees, directors, and consultants and any parent and subsidiary corporations’ employees and consultants.

Share Reserve. As of February 29, 2012, options to purchase 2,634,820 shares of Class B common stock were outstanding under our 2004 Stock Plan. The shares of our Class B common stock underlying these options may be converted, at the request of the option holder after exercise of such option, into shares of our Class A common stock.

Administration. Our compensation committee currently administers our 2004 Stock Plan. Under our 2004 Stock Plan, the administrator has the power to determine the terms of the awards, including the employees, directors, and consultants who will receive awards, the exercise price, the number of shares subject to each award, the vesting schedule and exercisability of awards, and the form of consideration payable upon exercise.

Stock Options. With respect to all incentive stock options granted under the 2004 Stock Plan, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. With respect to all nonstatutory stock options granted under the 2004 Stock Plan, the exercise price must at least be equal to eighty-five percent (85%) of the fair market value of our common stock on the date of grant. However, with respect to any participant who owns ten percent (10%) of the voting power of all classes of our outstanding stock as of the grant date, the exercise price of the option must equal at least one hundred ten percent (110%) of the fair market value on the grant date. The term of an option may not exceed ten (10) years, except that with respect to any participant who owns ten percent (10%) of the voting power of all classes of our outstanding stock as of the grant date, the term of an incentive stock option must not exceed five (5) years. The administrator determines the terms of all other options.

After termination of an employee, director, or consultant (other than due to death or disability), he or she may exercise his or her option, to the extent vested, for a period of thirty (30) days following such termination, or such longer period of time as specified in the stock option agreement. If termination is due to death or disability, the option will remain exercisable for a period of six (6) months following such termination, or such longer period of time as specified in the stock option agreement. However, an option generally may not be exercised later than the expiration of its term.

Stock Purchase Rights. Stock purchase rights may be granted alone, in addition to or in tandem with other awards granted under our 2004 Stock Plan and/or cash awards made outside of the 2004 Stock Plan. Stock purchase rights are rights to purchase shares of our common stock that vest in accordance with the terms and conditions established by the administrator. The administrator will determine the number of shares subject to a stock purchase right granted to any employee, director or consultant. The administrator may impose such conditions to vesting it determines to be appropriate. Unless the administrator determines otherwise, we have a repurchase option exercisable upon termination of the purchaser’s service with us. Shares subject to stock purchase rights that do not vest are subject to our right of repurchase or forfeiture.

Transferability. Unless the administrator provides otherwise, our 2004 Stock Plan generally does not allow for the transfer of awards under the 2004 Stock Plan other than by will, the laws of descent and distribution or by gift or domestic relations order to family members (as permitted by Rule 701 of the Securities Act of 1933, as amended), and only the recipient of an option or stock purchase right may exercise an award during his or her lifetime.

Change in Control Transactions. Our 2004 Stock Plan provides that in the event of our merger with or into another corporation or a change in control, as defined in the 2004 Stock Plan, the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award under the 2004 Stock Plan. If there is no assumption or substitution of outstanding awards, such awards will become fully vested and exercisable and the administrator will provide notice to the recipient that he or she has the right to exercise such outstanding awards for a period of ten (10) days from the date of such notice, and the awards will terminate upon the expiration of such stated notice period.

Plan Amendments and Termination. The 2004 Stock Plan was terminated as of the effective date of our initial public offering in March of 2010.

New Plan Benefits Table

Although we are not able to predict which or how many employees will elect to participate in the proposed exchange program, the maximum number of restricted stock units that an employee may receive under the 2010 Equity Incentive Plan pursuant to the proposed exchange program is set forth below. The following table sets forth (i) the aggregate number of shares of common stock subject to eligible options granted under the plans, (ii) the average per share exercise price of such options, (iii) the maximum number of restricted stock units that may be granted to such employees pursuant to the proposed exchange program, and (iv) the dollar value of such restricted stock units based on $5.50 per share, the closing price per share of our Class A common stock on the New York Stock Exchange as of February 29, 2012.

Name and Position	Number of Eligible Options	Average Per Share Exercise Price	Maximum Number of Restricted Stock Units	Dollar Value of Restricted Stock Units
Kishore Seendripu, Ph.D.*	—	—	—	—
Joe D. Campa*	—	—	—	—
Adam C. Spice	305,000	$10.23	152,500	$838,750
Brian J. Sprague	—	—	—	—
Michael J. LaChance	60,000	$8.66	30,000	$165,000
Madhukar Reddy, Ph.D.	116,728	$8.00	58,364	$321,002
All executive officers, as a group	623,310	$9.52	311,655	$1,714,103
All directors who are not executive officers, as a group*	—	—	—	—
All employees who are not executive officers, as a group	1,542,026	$10.43	771,032	$4,240,676

*	Not eligible to participate in the proposed exchange program.

U.S. Federal Income Tax Consequences of Participation in Plans Generally

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the plans. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Nonqualified Stock Options

Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Units; Performance Shares; Performance Units

There are no immediate tax consequences of receiving an award of restricted stock units, performance shares or performance units. A participant who is awarded restricted stock units, performance shares or performance units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the compensation committee or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Deductibility of Awards

We generally will be entitled to a tax deduction in connection with an award under the plans in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by us paid to certain of its executives. The limit, however, does not apply to “qualified performance-based compensation.” However, the plans are not yet required to be operated in compliance with Section 162(m) of the Code pursuant to the transition relief for recently public companies provided by the applicable tax regulations. Consequently, we do still receive a federal income tax deduction in connection with awards currently being granted and outstanding under the plans.

Stock Issuances

A recipient of a fully vested stock issuance will recognize income generally measured by the fair market value of the shares on the date of grant, less the purchase price paid (if any). Any taxable income recognized by a recipient who is also an employee in connection with a stock issuance will be subject to tax withholding by us. Upon a disposition of such shares by the recipient, any gain or loss is treated as long-term or short-term capital gain or losses, depending on the length of time the recipient held the shares.

Deferred Compensation

Equity awards, including nonstatutory stock options and restricted stock units, can be subject to the requirements of Section 409A of the Code. These requirements include limitations on election timing, acceleration of payments, and distributions. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest charges on such deferred compensation. In addition, certain states, such as California, have enacted laws similar to Section 409A and as a result, failure to comply with such similar laws may result in additional state income, penalty and interest charges. We intend to structure any awards under the plans to be exempt from or otherwise meet the applicable tax law requirements.

Other Tax Consequences

State tax consequences may in some cases differ from those described above. Awards under the plans will in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Accounting Treatment of New Equity Awards

We account for share-based payments in accordance with ASC 718. Under ASC 718, we will recognize incremental compensation expense, if any, resulting from the restricted stock units granted in the exchange program. The incremental compensation cost will be measured as the excess, if any, of the fair value of restricted stock units granted in exchange for surrendered eligible stock options, measured as of the date the restricted stock units are granted, over the fair value of the surrendered eligible options, measured immediately prior to the exchange.

We expect to recognize incremental compensation expense for accounting purposes for the restricted stock units issued in the exchange. We currently recognize and will continue to recognize compensation expense relating to any eligible stock options that are not exchanged, even though they are underwater and do not fully provide the intended incentive and retention benefits.

Any incremental compensation expense related to the restricted stock unit awards issued in the proposed exchange program will be recognized ratably over the vesting period of the restricted stock units. In the event that any of the restricted stock units are forfeited prior to their vesting due to termination of service, the incremental compensation expense for the forfeited restricted stock units will not be recognized.

Required Vote

Approval of the amendment of our 2010 Equity Incentive Plan and our 2004 Stock Plan to allow for a one-time stock option exchange program requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. With respect to this proposal, holders of Class A common stock will have one vote for each share held on the record date, and holders of Class B common stock will have ten votes for each share held on the record date.

Recommendation

Our board of directors unanimously recommends a “FOR” vote for the amendment of our 2010 Equity Incentive Plan and our 2004 Stock Plan to allow for a one-time stock option exchange program.

* * * * *

PROPOSAL NUMBER 4

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted on July 21, 2010. As required by the Dodd-Frank Act (and specifically Section 14A of the Exchange Act), we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Compensation Program and Philosophy

Our compensation committee establishes our executive compensation philosophy and oversees our executive compensation programs. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. At our 2011 annual meeting of stockholders, we held our first non-binding, advisory stockholder vote on executive compensation under the Dodd-Frank legislation. In 2011, the advisory vote on executive compensation received greater than 99% support of the votes cast by stockholders. As an advisory vote, the results of this stockholder vote are not binding upon us; however, our compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote and considered the outcome of this vote when it made compensation decisions for named executive officers. In addition, at our 2011 annual meeting of stockholders, the stockholders approved holding the advisory vote every year, which we believe will allow for a meaningful evaluation period of performance against our compensation practices. Under our compensation committee’s supervision, in fiscal year 2011, we implemented compensation policies, plans, and programs intended to achieve the following objectives:

•	to attract and retain talented and experienced executives;

•	to motivate and reward executives whose knowledge, skills and performance are critical to our success;
•	to ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

•	to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which describes our executive compensation program and contains information about the fiscal year 2011 compensation of our named executive officers. The compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of MaxLinear, Inc. named executive officers as disclosed in this proxy statement under the caption “Executive Compensation,” including the section captioned “Compensation Discussion and Analysis,” the tabular disclosure regarding executive compensation, and the accompanying narrative disclosure set forth in the proxy statement relating to MaxLinear’s 2012 Annual Meeting of Stockholders.”

Required Vote

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2011. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

* * * * *

PROPOSAL NUMBER 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2012. During 2011, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax and audit-related services.

Notwithstanding its appointment and even if stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of MaxLinear and its stockholders. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” ratification of the appointment of Ernst & Young LLP.

Recommendation

Our board of directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

* * * * *

Principal Accounting Fees and Services

The following table presents fees billed for professional audit and other services rendered to MaxLinear by Ernst & Young LLP for the years ended December 31, 2011 and December 31, 2010.

	2011	2010
Audit Fees(1)	$593,268	$457,167
Audit-Related Fees(2)	2,250	1,675
Tax Fees(3)	129,733	132,286
All Other Fees	203	—

Total	$725,454	$591,128

(1)	Audit fees for 2010 include $202,749 related to services in connection with our initial public offering, including comfort letters, consents and review of documents filed with the SEC.
(2)	Audit-related fees relate to an online subscription for accounting information.
(3)	Tax fees include analysis of research and development tax credits and net operating loss carryforwards and general tax consulting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services falling within the four categories below expected to be rendered by the firm during that year and the related fees to the audit committee for approval.

1. Audit services include audit work performed on the financial statements, as well as work, including information systems and procedural review and testing, that is required to be performed by the independent registered public accounting firm to allow the firm to form an opinion on our financial statements. Audit services also include services that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and statutory audits.

2. Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and/or internal control over financial reporting or that are traditionally performed by the independent registered public accounting firm and include due diligence related to mergers and acquisitions, audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

3. Tax services include services such as tax compliance, tax planning and tax advice, as long as such services do not impair the independence of the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.

4. All other services are those services not captured in the audit, audit-related, or tax categories.

Prior to engagement, the audit committee pre-approves the independent registered public accounting firm’s services within each of the four categories described above and the fees for each category are budgeted. The audit committee requires the independent registered public accounting firm and management to report actual fees versus the budgeted amount periodically throughout the year by category of services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members provided that such member must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is consistent with maintaining Ernst  & Young LLP’s independence.

Report of the Audit Committee

The audit committee assists the board in fulfilling its oversight responsibility over MaxLinear’s financial reporting process. It is not the duty of the committee to plan or conduct audits or to prepare MaxLinear’s financial statements. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness, and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing MaxLinear’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, MaxLinear’s financial condition, results of operations, and cash flows. However, the audit committee does consult with management and the independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of MaxLinear’s financial affairs.

Unless the committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of MaxLinear’s financial statements have been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the independent registered public accounting firm regarding MaxLinear’s audited 2011 consolidated financial statements (including the quality of MaxLinear’s accounting principles). Management represented to the committee that MaxLinear’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2011 consolidated financial statements to stockholders. The committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T.

The audit committee has received and discussed with the independent registered public accounting firm the auditor’s independence from MaxLinear and its management. As part of that review, the committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with, or has compromised, the auditor’s independence. The committee has concluded that the independent registered public accounting firm is independent from MaxLinear and its management.

Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board approved, MaxLinear’s audited consolidated financial statements for the year ended December 31, 2011 for filing with the Securities and Exchange Commission as part of the Company’s Annual Report on Form 10-K. The committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The Audit Committee

Albert J. Moyer (Chair)

Steven C. Craddock

Thomas E. Pardun

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by MaxLinear under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent MaxLinear specifically incorporates the Report of the Audit Committee by reference therein.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with MaxLinear, and other biographical information as of February 29, 2012, are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Kishore Seendripu, Ph.D.(1)	42	Chairman, President and Chief Executive Officer
Adam C. Spice	43	Vice President and Chief Financial Officer
Michael C. Kastner	49	Vice President, Sales
Michael J. LaChance	51	Vice President, Operations
Curtis Ling, Ph.D.(1)	46	Chief Technical Officer and Director
Madhukar Reddy, Ph.D.	42	Vice President, IC and RF Systems Engineering
Justin Scarpulla	38	Chief Accounting Officer and Corporate Controller
Brian J. Sprague	49	Vice President and General Manager, Broadband and Consumer Products

(1)	Class B common stock director.

Kishore Seendripu, Ph.D. For a brief biography of Dr. Seendripu, please see “Proposal Two—Election of Class III Director By Class B Common Stock.”

Adam C. Spice has served as our Vice President and Chief Financial Officer since January 2011. From October 2009 to November 2010, Mr. Spice served as the Chief Financial Officer of Symwave Corporation, a private fabless semiconductor company acquired by Standard Microsystems Corporation. From 2000 through 2009, Mr. Spice worked in various senior financial management and operational roles at Broadcom Corporation, one of the world’s largest fabless communications semiconductor companies. During his tenure, he served as Broadcom’s Corporate Treasurer, and its Vice President of Finance and Corporate Development, where he was responsible for strategic planning, mergers and acquisitions, corporate development, and corporate-wide financial planning & analysis. From 2006 to 2008, Mr. Spice served as Vice President and General Manager of Broadcom’s Mobile Power Management Business Unit in the Mobile Platforms group. Mr. Spice received a B.B.A. from the Brigham Young University and an M.B.A. from The University of Texas at Austin.

Michael C. Kastner has served as our Vice President, Sales since September 2008. From July 2004 to April 2008, Mr. Kastner served as Vice

President of Worldwide Sales for Impinj, Inc., a radio-frequency identification systems solutions and semiconductor company. From June 2002 to July 2004, Mr. Kastner served as the Director of Sales, Global Account Management for Skyworks Solutions, Inc., a wireless handset chip supplier. From September 1996 to January 1999, Mr. Kastner held various positions in sales management at Conexant Systems, Inc., a semiconductor company and Rockwell International, a manufacturing company. From June 1987 to September 1996, Mr. Kastner was a Product Line Manager at Brooktree Corporation. Mr. Kastner received a B.S. in Electrical Engineering from Cleveland State University and has completed executive programs at the University of California, San Diego and the University of California, Irvine.

Michael LaChance has served as our Vice President, Operations since November 2011. From May 2011 to November 2011, Mr. LaChance served as our Senior Director, Operations. From November 2009 to April 2010, he served as Senior Director, Product Operations for Telegent Systems, Inc., a fabless semiconductor company. From March 1998 to March 2009, he served as Vice President, Product Operations at Broadcom Corporation. From March 1984 to March 1998, he served as Senior Director, Product Operations at Silicon Systems, Inc., which was subsequently acquired by Texas Instruments, Inc., a designer and manufacturer of semiconductors. Mr. LaChance received a B.S. in Electrical

Engineering and B.S. in Biological Science from the University of California, Irvine.

Curtis Ling, Ph.D. For a brief biography of Dr. Ling, please see “Proposal One—Election of Class III Director By Class A Common Stock and Class B Common Stock—Class II Directors continuing in office until the 2014 Annual Meeting.”

Madhukar Reddy, Ph.D. has served as our Vice President, IC and RF Systems Engineering since November 2006. From January 2005 to November 2006, Dr. Reddy served as our Director, RF/Mixed-Signal IC Design. From July 2002 to January 2005, he served as Manager, RFIC Design at Skyworks Solutions. From January 1999 to July 2002, he served as RFIC Design Engineer and Group Leader at Conexant Systems. From January 1997 to December 1998, he served as RFIC Designer at Rockwell Semiconductor Systems. Since 2005, Dr. Reddy has been a member of the Technical Program Committee of the IEEE RFIC Symposium. Dr. Reddy received a B. Tech degree from the Indian Institute of Technology, Madras, India, and an M.S. and Ph.D. in Electrical Engineering from the University of California, Santa Barbara.

Justin Scarpulla has served as our Chief Accounting Officer and Corporate Controller since March 2012. From September 2011 to March 2012, Mr. Scarpulla served as our Vice President and Corporate Controller. From 2008 until joining us in September 2011, Mr. Scarpulla served as Director, Financial Reporting for Broadcom Corporation, a semiconductor company. He served as Senior Manager and Cable Modem Line Business Controller at Broadcom from 2006 until 2008. Prior to 2006, Mr. Scarpulla served in various management positions at Broadcom, which he joined in 1999. From 1996 to 1999 Mr. Scarpulla served as an auditor at Ernst & Young, LLP. Mr. Scarpulla received a B.A. degree in Business Administration, with an Accounting and Finance emphasis, from California State University, Fullerton. He is also an inactive Certified Public Accountant.

Brian Sprague has served as our Vice President and General Manager, Broadband and Consumer Products since July 2011. From 1996 to early 2011, Mr. Sprague held a variety of executive roles at Broadcom Corporation, including Vice President of Marketing for the Broadband Communications

Group and Vice President of the Performance Segment in the Mobile Platforms Group. From 1990 to 1996, Mr. Sprague held marketing positions at LSI Logic Corporation and, from 1984 to 1990, Mr. Sprague was a senior design engineer at United Technologies Corporation. Mr. Sprague received a BSEE degree from the University of Connecticut and an MSEE from the Rensselaer Polytechnic Institute.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis reviews and discusses our compensation programs and policies for our principal executive officer, principal financial officer, former vice president of finance, and three additional executive officers who were our most highly compensated executive officers in fiscal 2011 as determined by the rules of the Securities and Exchange Commission, or SEC. For 2011, these executive officers were Kishore Seendripu, Ph.D., our chairman, president and chief executive officer; Adam C. Spice, our vice president and chief financial officer; Brian J. Sprague, our vice president and general manager, broadband and consumer products; Michael J. LaChance, our vice president of operations; and Madhukar Reddy, our vice president, IC and RF systems engineering. In addition, as required by the rules of the SEC, we have included Joe D. Campa, our former vice president, finance and treasurer, in our compensation table because he served as our principal financial officer through January 3, 2011, when Mr. Spice became our vice president and chief financial officer. Mr. Campa continued with us as an employee through August 2011. As a group, we refer to these executive officers as our “named executive officers,” and they are identified in the summary compensation table provided below.

Objectives of Executive Compensation Programs

The principal objectives of our executive compensation programs are the following:

•	to attract and retain talented and experienced executives;

•	to motivate and reward executives whose knowledge, skills, and performance are critical to our success;

•	to ensure fairness among our executive management team by recognizing the contributions each executive makes to our success; and

•	to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Our compensation committee was formed in connection with our initial public offering to ensure that our compensation programs were competitive and offered appropriate incentives for recruitment and retention. Historically, our compensation philosophy was heavily equity-based in the form of stock options as we were an early stage company.

In connection with our initial public offering, our compensation committee retained an independent executive compensation consulting firm to assist the committee in reviewing our executive compensation policies. Since the initial public offering, cash compensation has played an increasing role in our compensation programs in order to ensure that we remain competitive in the markets in which we compete for employees and executives. Nevertheless, equity compensation is, and we expect it will remain, a material portion of our compensation programs.

Our compensation committee determines allocations of compensation between cash and equity or among different forms of non-cash compensation based on its review of typical allocations within our compensation peer group. The committee has not adopted, however, and has no current plans to adopt, any policy requiring a specific allocation between cash and equity compensation or between short-term and long-term compensation. In the course of its deliberations, the committee reviews each component of compensation, how they relate to each other, and in particular, how they relate to and affect total compensation. The compensation committee’s philosophy is that a substantial portion of an executive officer’s compensation should be performance-based, whether in the form of equity or cash compensation. In that regard, we expect to continue to use options, restricted stock units, or other equity incentive awards as a significant component of compensation because we believe that they best align individual compensation with the creation of stockholder value. Cash bonus programs we have implemented were, and we expect any future programs will be, substantially tied to annual financial performance targets.

Role of Our Compensation Committee

As a public company, our compensation committee has responsibility for determining the compensation of all executive officers. Our compensation committee operates under a written charter adopted by our board of directors, which establishes the duties and authority of our compensation committee. The fundamental responsibilities of our compensation committee are as follows:

•	to oversee our overall compensation philosophy, compensation plans, and benefit programs and to make recommendations to our board of directors with respect to improvements or changes to such plans;

•	to review and approve all compensation arrangements for our executive officers (including our chief executive officer);

•	to review and approve all equity compensation awards to our executive officers (including our chief executive officer); and

•	to oversee and administer our equity compensation plans.

Our compensation committee is comprised of the following non-employee members of our board of directors: Thomas E. Pardun, who chairs the committee; David E. Liddle, Ph.D.; and Donald E. Schrock. Each of Mr. Pardun, Dr. Liddle, and Mr. Schrock is an independent director under the rules of the New York Stock Exchange, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Dr. Liddle will resign from our board of directors in conjunction with the annual meeting, and our board currently intends to appoint director Steven C. Craddock to the compensation committee at that time. We believe Mr. Craddock qualifies as an independent director under the rules of the NYSE, an “outside director” for purposes of Section 162(m), and a non-employee director for purposes of Rule 16b-3. Our compensation committee has the authority under its charter to engage the services of outside advisors, experts, and others for assistance.

Kishore Seendripu, Ph.D., our chairman, president, and chief executive officer, supports the compensation committee’s work by providing information relating to our financial plans, performance assessments of our officers, and other personnel-related data. In particular, as the person to whom our other named executive officers directly report, Dr. Seendripu is responsible for evaluating individual officers’ contributions to corporate objectives as well as their performance relative to individual objectives. He makes recommendations to our compensation committee with respect to base salary adjustments, targets under any annual cash incentive programs, and stock option grants or other equity incentives. Our compensation committee is not required to follow any recommendations of Dr. Seendripu and exercises its discretion in modifying, accepting, or rejecting any recommended adjustments or awards. Without the participation of Dr. Seendripu, our compensation committee, as part of the annual review process, conducts a similar evaluation of his contribution and individual performance and makes determinations, after the beginning of each fiscal year, with respect to any base salary adjustments, targets under any annual cash incentive programs, and stock option grants or other equity incentives.

Competitive Market Review

The market for experienced management is highly competitive in the semiconductor industry. We seek to attract and retain the most highly qualified executives to manage each of our business functions, and we face substantial competition in recruiting management from companies ranging from established players with multibillion dollar revenues to entrepreneurial, early-stage companies. We are fortunate that many members of our executive management team have long tenures with us, but from time to time we also have been required to recruit new executive officers. For example, during fiscal 2011, our current chief financial officer, vice president and general manager, and vice president of operations each joined us. As a result, we need to ensure that our executive compensation programs provide sufficient recruitment and retention incentives as well as incentives to achieve our long-term strategic business and financial objectives. We expect competition for individuals with our required skill sets, particularly technical and engineering skills, to remain intense even in a relatively weak global macroeconomic environment.

In September 2009, our compensation committee initiated a comprehensive review of our executive and director compensation policies. In that regard, the compensation committee engaged Compensia, an independent compensation consulting firm with substantial experience in the technology sector, to evaluate our levels and types of executive compensation and to recommend changes as appropriate. Among other objectives, we engaged Compensia to assist us in identifying a group of peer companies for purposes of benchmarking our levels of compensation; to gather and analyze compensation data from those peer companies as well as from other available compensation data; to advise us on the creation and implementation of a performance-based cash incentive plan, including determining target bonus levels; and to assist us in structuring awards as part of the equity incentive element of our compensation program, including assisting us in establishing appropriate amounts for equity incentive awards. Compensia was retained during fiscal 2009 only for purposes of evaluating and establishing our post-initial public offering executive and director compensation policies. Aggregate fees paid for Compensia’s engagement by the compensation committee did not exceed $120,000. Our compensation committee retained Compensia again during fiscal 2011 to assist it in considering and structuring the option-for-restricted stock unit exchange program described in Proposal 3 of this proxy statement. Compensia’s fees in 2011 again did not exceed $120,000.

Following Compensia’s 2009 engagement, a Compensia representative worked with our compensation committee, then comprised of Dr. Liddle and Mr. Pardun, to establish a peer group of companies for comparing our compensation levels with those of relevant peers. Based on an analysis of companies in our industry and their relative revenue and market capitalizations, Compensia recommended, and our compensation committee approved, two peer sets: a current peer group of semiconductor companies with a range of financial and organizational characteristics, specifically revenue and market capitalization, that we believe establishes an appropriate comparative base for us as a newly public company and an aspirational peer group of larger semiconductor companies. Although our compensation committee’s recommendations were based principally on the current peer data, we believe consideration of the larger company data is appropriate, in some cases because of existing or potential overlap in our target product markets and in other cases due to the geographic proximity of our respective operations. For these reasons, we believe we will be competing with our aspirational peer group for available management talent. The current and aspirational peer groups recommended by Compensia and approved by our compensation committee in September 2009 were as follows:

Current Peer Group		Aspirational Peers
• Cavium Networks, Inc.	• Techwell, Inc.	• Atheros Communica-tions, Inc.

• Conexant Systems, Inc.	• Monolithic Power Systems, Inc.	• Broadcom corporation

• Entropic Communica-tions, Inc.	• Ultratech, Inc.	• Marvell Technology Group Ltd.

• Exar Corporation	• Volterra Semiconductor Corp.	• Qualcomm Incorporated

• Ikanos Communica-tions, Inc.	• Hittite Microwave Corporation	• Silicon Laboratories Inc.

• Intellon Corporation	• MIPS Technologies, Inc.	• Skyworks Solutions, Inc.

• NetLogic MicroSystems, Inc.	• Rambus Inc.

In directing Compensia’s review and analysis of our compensation structure, our compensation committee established, with the approval of our board of directors, a compensation philosophy to guide determinations of compensation adjustments made in connection with our initial public offering. In light of our history as a start-up company and our substantial focus on equity incentives as a recruiting tool, the committee anticipated that our cash compensation would compare less favorably to that of our peer group while the historic size of our equity awards would exceed levels typically available at public companies. The committee also believed that the relative focus of our compensation policy as between cash and equity compensation should shift over time, with an increasing component of compensation being in the form of cash beginning with our initial public offering and a diminishing focus on equity. Although we expect that the cash component of total compensation may increase over time, depending on the development of our business, we nonetheless expect that grants of equity incentives will remain a material element of our overall compensation.

In September 2009, the compensation committee approved the following policies with respect to executive compensation:

•	Cash compensation should be heavily weighted toward performance-based compensation;

•	Target executive base salaries should approximate the median of our current peer group;

•

Target total cash compensation, consisting of base salary and short-term cash incentives, should fall between the 50th to 75th percentiles of our peer group, with a relatively higher percentile target for incentive cash compensation compared to base salary, based on achievement of corporate, financial, and/or individual milestones, as may be determined from time to time by the committee; and

•	Equity incentive awards should be granted and structured to maximize their long-term retention incentive.

Our compensation committee acknowledged that a transition period will be required to increase our base salary and target total cash compensation levels to these peer group percentile objectives. Our compensation committee is not obligated to increase our cash compensation under any agreements with our executive officers and will exercise its discretion, based on developments in our business and operating results.

Elements of Executive Compensation

Our executive compensation program currently consists, and is expected to continue to consist, of the following components:

•	base salary;

•	cash incentive compensation;

•	equity-based incentives, principally in the form of stock options;

•	benefits (on substantially similar terms as provided to our other employees); and

•	severance/termination protection in connection with certain change of control transactions.

The determination of our board of directors and compensation committee as to the appropriate use and weight of each component of executive compensation is subjective, based on their view of the relative importance of each component in meeting our overall objectives and factors relevant to the individual executive.

Base Salary

The effective base salary for each of our named executive officers for 2010 and 2011 was as follows:

	Annual Base Salary
Executive Officer	2010	2011(1)
Kishore Seendripu, Ph.D.	$350,000	$350,000
Adam C. Spice(2)	$—	$265,000
Brian J. Sprague(3)	$—	$230,000
Michael J. LaChance(4)	$—	$215,000
Madhukar Reddy, Ph.D.	$210,000	$225,000
Joe D. Campa(5)	$210,000	$210,000

(1)	Reflects the highest annualized base salary established for the named executive officer during 2011.
(2)	Mr. Spice joined MaxLinear as our vice president and chief financial officer on January 3, 2011.
(3)	Mr. Sprague joined MaxLinear as our vice president and general manager, broadband and consumer products on July 5, 2011.
(4)	Mr. LaChance joined MaxLinear as our senior director of operations on May 5, 2011. On November 4, 2011, he was appointed our vice president, operations.
(5)	Mr. Campa served as our vice president, finance and treasurer from January 4, 2011 until August 2011 as well as our principal financial officer from the closing of our initial public offering until January 3, 2011.

On April 7, 2011, our compensation committee considered base salaries for then-current named executive officers. With respect to Dr. Seendripu, the committee determined that no adjustment was required in light of a substantial increase in Dr. Seendripu’s base salary made during 2010 in connection with our initial public offering. At the April 2011 meeting, the committee also increased Mr. Spice’s salary from $250,000, his initial base salary with us, to $265,000 in recognition of a strong start to his tenure as our chief financial officer and the importance the committee placed on Mr. Spice’s efforts to build out various functional areas within our finance department. The committee also approved an increase of $15,000 in Dr. Reddy’s base salary in order to bring his base salary more in line with salaries of our other most senior executive officers and in recognition of the importance of our engineering function to our long-term strategic objectives. Mr. Sprague joined us in July 2011, and Mr. LaChance joined us in May 2011. Mr. LaChance did not become an executive officer and our vice president of operations until November 2011, however. Mr. Sprague’s base salary was set at $230,000 in connection with his joining us based on the committee’s consideration of the compensation data provided by Compensia at the time of our public offering, which the committee believed remained sufficiently current for purpose of its analysis, and the compensation philosophy described above that base salaries should approximate the median of our current peer group. Our compensation committee raised Mr. LaChance’s base salary to $215,000 at a meeting in November 2011 in recognition of his promotion to executive officer and the committee’s consideration of the same peer group data from our initial public offering. In conjunction with the reduction in Mr. Campa’s responsibilities, his base salary was reduced from $210,000 to $175,000 on January 16, 2011.

Cash Incentive Program

In October 2009, our compensation committee reviewed our philosophy and historical practices concerning incentive cash compensation. The committee determined that in light of changes in our business, in particular the increased focus on revenue generation and achieving other financial performance metrics, implementation of a more structured performance-based cash incentive plan for executive officers was appropriate. In structuring our plan, the compensation committee reviewed peer group data on cash incentive programs, focusing specifically on how payments under the bonus plans related to total cash compensation targets. Our compensation committee believes that our corporate objectives of increasing market presence and revenue support a cash compensation program that is heavily weighted toward achieving financial objectives.

Our compensation committee originally considered our cash incentive programs in connection with our initial public offering and at that time adopted our first formal executive bonus plan, with payouts based in part on achievement of corporate financial metrics. On April 7, 2011, our compensation committee approved the structure of our 2011 executive incentive bonus plan. Under the plan, executive officers were eligible to earn cash bonuses based on a target percentage of their base salary, subject to achievement of corporate performance goals, which carried a 70% weighting, and the committee’s discretionary views of the executive’s individual performance, which carried a 30% weighting. Our compensation committee established the categories of 2011 corporate performance goals as relating to total revenue of $84.0 million and operating income of $5.0 million, with each financial target carrying a fifty percent weighting with respect to the aggregate payout attributable to corporate performance goals. In making a determination whether financial targets were achieved, our compensation committee had the authority to make appropriate adjustments to the target for the expected effects of any acquisitions or other approved business plan changes made during the applicable fiscal year. However, with respect to each financial target, no payouts would be made if our total revenue was below $80,000,000 or if our operating income was less than or equal to zero. Our compensation committee also had the authority to adjust revenue as it determined appropriate to exclude certain non-recurring items under generally accepted accounting principles such as gains or losses on sales of assets. Similarly, our operating income target reflected our profit from operations excluding extraordinary items. Our compensation committee also had the authority to adjust our reported operating income to exclude certain charges from our operating expenses, including stock compensation expense, bonus plan accruals, any restructuring and impairment charges, and any acquisition related charges. For purposes of determining the portion of awards based on individual performance, the standard was subjective based on the committee’s discretion and views, with input from Dr. Seendripu relating to the performance of executive officers reporting to him.

In March 2012, our compensation committee determined that the corporate performance metrics established under our 2011 executive incentive bonus plan had not been met, and no bonuses would be paid with respect to corporate performance. The committee then considered bonus payments relating to individual performance and approved the following payments with respect to the named executive officers (other than Mr. Campa, who is no longer employed with us and did not participate in the 2011 bonus plan):

	Total Bonus Targets		2011 Bonuses
Executive Officer	% Base Salary	$ Target	Corporate Targets	Individual Performance
Kishore Seendripu, Ph.D.	85%	$297,500	—	—
Adam C. Spice	50%	132,500	—	$59,625
Brian J. Sprague	30%	69,000	—	$20,700
Michael J. LaChance	30%	64,500	—	$16,125
Madhukar Reddy, Ph.D.	30%	67,500	—	$30,375

Dr. Seendripu recommended to the committee that he receive no discretionary bonus payment for fiscal 2011 given that the Company’s performance metrics established under our 2011 executive incentive bonus plan had not been met and in order to send the right message to the employees regarding the importance of ensuring compliance with all applicable regulations, including export control regulations. The committee accepted Dr. Seendripu’s recommendation and acknowledges and thanks him for his leadership on this issue. The committee and our board believe that Dr. Seendripu is an effective strategic and operational leader for MaxLinear and that his performance during 2011 qualified him for a 2011 bonus. The committee agreed to Dr. Seendripu’s recommendation in order to underscore the importance of corporate performance objectives in our compensation structure. In addition, although our audit committee determined that none of our executive officers or other employees knowingly or intentionally violated any export control regulations, we agree with Dr. Seendripu that his recommendation serves an important signaling function within the organization.

With respect to the remaining named executive officers, the committee approved bonuses based on recommendations of Dr. Seendripu and the committee’s assessment of individual performance. Bonus payments generally exceeded the amount to which the individual officer would have been entitled with respect to individual performance under the original bonus plan. For example, Mr. Spice’s bonus payment at target for individual performance would have been $39,750, but the committee approved a bonus of $59,625, reflecting a 150% payment under the individual performance targets. Similarly,

Dr. Reddy’s payment was made at 125% of the individual performance target. The committee approved these amounts, based on Dr. Seendripu’s recommendations, to reflect the functional importance of continuing to invest in finance and engineering and, with respect to Mr. Spice, his success in building the finance organization during 2011. Mr. LaChance’s and Mr. Sprague’s payments were made at 100% of their respective individual performance targets, but in recognition of their new roles and the relative importance of their functional areas, the compensation committee determined that it would not pro-rate their bonus payments for partial service during the year.

Equity-Based Incentives

We grant equity-based incentives to employees, including our executive officers, in order to create a corporate culture that aligns employee interests with stockholder interests. We have not adopted specific stock ownership guidelines, and other than the issuance of shares to our founders when we were first incorporated, our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company, whether in the form of shares or options. We have not granted, nor do we intend to grant, equity compensation awards in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our Class A common stock, such as a significant positive or negative earnings announcement. Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information based on equity award grant dates.

Prior to our initial public offering in March 2010, we granted options and other equity incentives to our officers under the 2004 Stock Plan. In connection with our initial public offering, our board of directors adopted the 2010 Equity Incentive Plan, which became effective in March 2010 upon the completion of our initial public offering. The 2010 Equity Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock-based awards. All equity incentive plans and awards are administered by our compensation committee under the delegated authority established in the compensation committee charter.

To date, our equity incentives have been granted principally with time-based vesting. Most new hire option and restricted stock unit grants, including those for our executive officers, vest over a four-year period with 25% vesting at the end of the first year of employment and the remainder vesting in equal monthly installments over the subsequent three years.

The following tables summarize equity incentive grants to our named executive officers during fiscal 2011. As part of its 2011 compensation review, the committee determined that it was appropriate to begin granting restricted stock units in addition to stock options for employees and executive officers. Factors contributing to the decision to begin granting restricted stock units included the competitive dynamics of the markets in which MaxLinear recruits, with most larger semiconductor companies offering “full value” awards in the form of restricted stock units; the fact that competitors were using such full value awards as a recruiting inducement to our engineers and other employees, many of whom held stock options that fell substantially underwater during 2011; and the more favorable dilutive impact of restricted stock unit grants relative to stock options. The committee has established a general policy that grants of restricted stock units will be made in amounts equal to 50% of the applicable alternative in connection with stock options. In some cases, we have made employment offers and permitted the recruit to elect either stock options or restricted stock units based on the 2:1 ratio, and in other cases, such as with Mr. Sprague, we have let the potential executive choose a mixture of stock options and restricted stock units within the limitations of the 2:1 ratio. Notwithstanding the foregoing, the compensation committee retains discretion to make grants that vary from such ratio as it may see fit.

	2011 Option Grants
	February 14, 2011		May 6, 2011		June 30, 2011		August 12, 2011		November 4, 2011
Executive Officer	Shares		Shares		Shares		Shares		Shares
Kishore Seendripu, Ph.D.	—		60,000	(2)	—		—		—
Adam C. Spice	275,000	(1)	30,000	(2)	—		—		—
Brian J. Sprague	—		—		—		137,500	(1)	—
Madhukar Reddy, Ph.D	—		36,000	(2)	—		—		—
Michael J. LaChance.	—		—		60,000	(1)	—		30,000	(1)

(1)	Twenty five (25%) of the shares subject to the option will vest and become exercisable on the one (1) year anniversary of the applicable vesting commencement date, and one forty-eighth (1/48th) of the total shares subject to the option will vest and become exercisable every month thereafter, subject to the Executive Officer’s continuing to be a Service Provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date.
(2)	Ten percent (10%) of the shares subject to the option will vest and become exercisable on the one (1) year anniversary of the vesting commencement date, twenty percent (20%) after two (2) years from the vesting commencement date, thirty percent (30%) after three (3) years from the vesting commencement date, and forty percent (40%) after four (4) years from the vesting commencement date, subject to the Executive Officer’s continuing to be a Service Provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date.

	2011 Restricted Stock Unit Awards
	May 6, 2011		August 6, 2011
Executive Officers	Shares		Shares
Kishore Seendripu, Ph.D	30,000	(1)	—
Adam C Spice	15,000	(1)	—
Brian J. Sprague	—		68,750	(2)
Madhukar Reddy, Ph.D.	18,000	(1)	—
Michael J. LaChance	30,000	(2)	—

(1)	Twenty-five percent (25%) of the restricted stock units subject to the award will vest on May 20, 2012 and on each successive anniversary thereafter, such that the award will be fully vested on May 20, 2015, subject to Executive Officer’s continuing to be a service provider through each applicable vesting date.
(2)	Twenty-five percent (25%) of the Restricted Stock Units will vest on the first anniversary following the vesting commencement date, and one sixteenth (1/16th) of the Restricted Stock Units subject to the award will vest every three months following the vesting commencement date, such that the award will be fully vested on the fourth anniversary following the vesting commencement date, subject to executive officer’s continuing to be a service provider through each applicable vesting date.

As part of the fiscal 2011 competitive annual compensation review conducted by our compensation committee, the committee evaluated the current equity positions of each of our executive officers, including total potential ownership, vested as compared to unvested positions, and the current economic value of outstanding awards. Our compensation committee determined that it was appropriate in 2011 to grant new options to our continuing named executive officers, in part because no grants were made to such executive officers in 2010. On May 6, 2011, the compensation committee approved option grants as indicated above for Drs. Reddy and Seendripu because Drs. Reddy and Seendripu were substantially vested and had received no equity incentives during 2010. In addition, the committee approved restricted stock unit grants as set forth above and based on the 2:1 ratio.

The committee approved Mr. Spice’s February 14, 2011 grant in connection with our hiring him as our new vice president and chief financial officer. In determining the initial hire grant to Mr. Spice on May 6, 2011, the compensation committee considered the 2009 Compensia report, equity compensation levels at our current peer group, and the committee’s perception of Mr. Spice’s substantial strengths as our potential chief financial officer. The committee approved a subsequent grant in May 2011 in recognition of a strong first five months of his tenure as our chief financial officer and the importance the committee placed on Mr. Spice’s efforts to build out various functional areas within our finance department.

The committee considered Mr. Sprague’s grants during 2011 in the context of his initial hire, the data available from Compensia with respect to our peer group, and his substantial experience at Broadcom together with our need to accelerate our marketing and business development initiatives. As indicated above, based on this data and the results of our negotiations with Mr. Sprague, the committee approved a combination of stock option and restricted stock unit awards based on the same 2:1 ratio applied with respect to continuing officer incentives in connection with the May 2011 grants. Separately, Mr. LaChance’s initial grants in June 2011 were approved based on the same ratio in connection with his hiring as our senior director of operations. The committee approved an additional option grant in November 2011 in connection with his promotion to vice president of operations.

Benefits

We provide the following benefits to our executive officers, generally on the same basis provided to all of our employees:

•	health, dental, and vision insurance;

•	life insurance;

•	employee stock purchase plan;

•	employee assistance plan;

•	medical and dependent care flexible spending account;

•	short- and long-term disability, accidental death and dismemberment; and

•	a 401(k) plan.

We believe that these benefits are consistent with those of companies with which we compete for employees.

Severance and Termination Benefits Upon a Change of Control

In connection with certain terminations of employment upon or following a change of control, our executive officers will be entitled to receive severance payments and benefits pursuant to severance and change in control agreements approved by our compensation committee in November 2009. As part of its compensation review, our compensation committee reviewed competitive data concerning these benefits and made recommendations to our board of directors. In setting the terms of, and determining whether to approve these agreements, our compensation committee or board of directors, as applicable, recognized that executives often face challenges securing new employment following termination, in particular following a change of control, and that distractions created by uncertain job security surrounding potentially beneficial transactions to us and our stockholders may have a detrimental impact on their performance. As a result, the severance benefits identified below are primarily intended to provide these executive officers with post-change of control termination protection of salary and benefits while they seek new employment. We also have agreed to accelerate vesting of certain equity incentives in connection with certain terminations following a change of control, based on our view that these executive officers are not likely to be retained in comparable positions by a large acquiror, and the benefit of these equity incentives would otherwise be forfeited upon a termination of employment, including an involuntary termination by an acquiring company.

Chief Executive Officer and Chief Financial Officer

Under the terms of change in control agreements that we entered into with Dr. Seendripu and Mr. Spice, if the executive is a “Section 16 officer” immediately prior to a “change in control” (as such terms are defined in the change in control agreement) and upon or within 12 months following a change of control, the executive is involuntarily terminated by us or our successor without “cause” or he terminates voluntarily for “good reason” (as such terms are defined in the change in control agreement), we have agreed that the executive will be entitled to receive the following benefits:

•	a lump sum cash payment equal to 12 months of his base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control, or (B) his then current annual salary as of the date of such termination;

•	a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the year of the change in control;

•

payment of premiums for continued health benefits under the Company’s health plans for 12 months following the executive’s termination provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law; and

•	immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive.

In addition, the change of control agreements with Dr. Seendripu and Mr. Spice provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

Payment of the benefits described above is also subject to the executive’s timely executing and not revoking a release of claims with us.

Our compensation committee and board of directors approved change in control severance benefits for Dr. Seendripu and Mr. Spice that are greater than the benefits provided to our other executives with respect to vesting acceleration of equity awards after considering factors such as the higher likelihood that a chief executive officer or chief financial officer will be terminated in connection with a change of control transaction as compared to the other executive officers.

Other Executive Officers

In connection with our initial public offering in March 2010, we entered into change in control agreements with our other executive officers. Under the terms of these agreements, if the executive is a “Section 16 officer” of us or our successor immediately prior to a “change in control” (as such terms are defined in the change in control agreement) and upon or within 12 months following a change in control, the executive is involuntarily terminated by us or our successor without “cause” or the executive voluntarily terminates for “good reason” (as such terms are defined in the change in control agreement), the executive will be entitled to receive the following benefits:

•

a lump sum cash payment equal to 12 months of the executive’s base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control, or (B) his then current annual salary as of the date of such termination;

•	a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the year of the change in control;

•

payment of premiums for continued health benefits under the Company’s health plans for 12 months following the executive’s termination provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law; and

•	immediate vesting of 50% of the then-unvested portion of any outstanding equity awards held by the executive.

In addition, the change of control agreements with each of the executives provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

Payment of the benefits described above under these change in control agreements is also subject to the executive’s executing and not revoking a release of claims with us.

Accounting and Tax Considerations

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and in the past, we have granted options that we believe met those requirements. While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our Chief Executive Officer and our four most highly compensated officers, the compensation committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A does apply to certain change of control severance arrangements. Consequently, to assist in avoiding additional tax under Section 409A, we have designed the change of control severance arrangements described above in a manner to avoid the application of Section 409A.

Report of the Compensation Committee

The Compensation Committee oversees MaxLinear’s compensation policies, plans, and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Thomas E. Pardun (Chair)

Donald E. Schrock

David Liddle, Ph.D.

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by MaxLinear under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent MaxLinear specifically incorporates the Report of the Compensation Committee by reference therein.

Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer, principal financial officer and each of the next three most highly compensated executive officers during our fiscal year ended December 31, 2011, together referred to as our “named executive officers” for the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Current Executive Officers

Kishore Seendripu, Ph.D.	2011	350,000	—		273,000	252,264	—	12,114	(7)	887,378
Chairman, President and Chief Executive Officer (Principal Executive Officer)	2010	327,307	—		—	—	157,500	270	(4)	485,077
	2009	250,000	—		—	1,104,518	137,500	23,681	(5)	1,515,699

Adam C. Spice	2011	260,289	—		136,500	1,759,302	59,625	11,890	(7)	2,227,606
Vice President and Chief Financial Officer (Principal Financial Officer)	2010	—	—		—	—	—	—		—
	2009	—	—		—	—	—	—		—

Brian J. Sprague	2011	112,383	—		336,875	356,565	20,700	9,890	(7)	836,413
Vice President and General Manager, Broadband and Consumer Products	2010	—	—		—	—	—	—		—
	2009	—	—		—	—	—	—		—

Michael J. LaChance	2011	116,859	—		273,000	301,848	16,125	11,949	(7)	719,781
Vice President, Operations	2010	—	—		—	—	—	—		—
	2009	—	—		—	—	—	—		—

Madhukar Reddy, Ph.D.	2011	221,250	—		163,800	151,358	30,375	11,860	(7)	578,643
Vice President, IC and RF Systems Engineering	2010	200,923	—		—	—	40,068	140	(4)	241,131
	2009	170,000	10,000	(6)	—	389,508	34,000	5,794	(5)	609,302

Former Executive Officer

Joe D. Campa(8)	2011	126,902	—		—	—	—	3,329	(7)	130,231
Vice President, Finance and Treasurer (Principal Financial Officer)	2010	202,058	—		—	—	35,532	332	(4)	237,922
	2009	175,000	10,000	(6)	—	99,941	22,750	—		307,691

(1)	The dollar value of RSUs shown represents the aggregate grant date fair value computed pursuant to Accounting Standards Codification Topic 718 that are attributable to RSU awards granted to these individuals during the periods indicated. These award fair values have been determined based on the assumptions set forth in Stock-Based Compensation Expense in the notes to consolidated financial statements included in our Annual Report on Form 10-K. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the named executive officers.
(2)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value related to option awards and performance option awards, and the aggregate grant fair market value related to stock awards, granted in the year indicated, pursuant to Accounting Standards Codification Topic 718. For a discussion of the valuation assumptions, see Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting in that award on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.
(3)	See “—Grants of Plan-Based Awards in Fiscal Year 2011” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” for the amounts named executive officers were eligible to earn at target in fiscal 2011. Our board of directors retained discretion to approve payments in excess of the target amounts. See also “—Compensation Discussion and Analysis—Cash Incentive Program” for a discussion of how the bonus program worked in operation.
(4)	Represents premiums paid by the Company with respect to life insurance for the benefit of the officer.
(5)	Includes $23,681 and $5,794, respectively, paid to Drs. Seendripu and Reddy in 2009 for accrued vacation buyouts.
(6)	Represents payments of $10,000 to each of Mr. Campa and Dr. Reddy on October 15, 2009 as discretionary bonuses.
(7)	Represents employer funded amounts for group term life insurance and medical and dental insurance premiums.
(8)	Mr. Campa previously served as our Vice President, Finance and Treasurer from January 4, 2011 until August 2011, when he left the company, as well as our principal financial officer from the closing of our initial public offering until January 3, 2011.

Grants of Plan-Based Awards

The following table presents information concerning each grant of a plan-based award made to a named executive officer in fiscal 2011 under any plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise Price or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Kishore Seendripu, Ph.D.	4/7/2011	—	297,500	—	—		—		—	—
	5/6/2011	—	—	—	—		60,000	(5)	9.10	252,264
	5/6/2011	—	—	—	30,000	(2)	—		—	273,000
Joe D. Campa	—	—	—	—	—		—		—	—
Adam C. Spice	4/7/2011	—	132,500	—	—		—		—	—
	2/14/2011	—	—	—	—		275,000	(3)	11.36	1,633,170
	5/6/2011	—	—	—	—		30,000	(5)	9.10	126,132
	5/6/2011	—	—	—	15,000	(2)	—		—	136,500
Brian J. Sprague	8/6/2011	—	69,000	—	—		—		—	—
	8/6/2011	—	—	—	68,750	(6)	—		—	336,875
	8/12/2011	—	—	—	—		137,500	(3)	5.10	356,565
Michael J. LaChance	5/6/2011	—	—	—	30,000	(6)	—		—	273,000
	6/30/2011	—	—	—	—		60,000	(3)	8.66	228,234
	11/4/2011	—	64,500	—	—		—		—	—
	11/4/2011	—	—	—	—		30,000	(3)	5.45	73,614
Madhukar Reddy, Ph.D.	4/7/2011	—	67,500	—	—		—		—	—
	5/6/2011	—	—	—	—		36,000	(5)	9.10	151,358
	5/6/2011	—	—	—	18,000	(2)	—		—	163,800

(1)	Represents awards granted under our 2011 Executive Incentive Bonus Plan (the “2011 EIBP”), which were based on achievement of certain levels of performance in fiscal year 2011. These columns show the awards that were possible at the threshold, target and maximum levels of performance. The column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table shows the actual awards earned in fiscal year 2011 by our named executive officers under the 2011 Executive Incentive Bonus Plan for 2011. These amounts were paid in early 2012.
(2)	These stock awards represent RSUs issued under our 2011 EIBP. Each RSU entitles the executive to receive one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. Generally, 25 percent of the shares subject to a RSU vest on the first anniversary of the grant date and the remainder in equal annual installments over the following three years, subject to acceleration of vesting in certain situations such as in connection with a change of control.
(3)	Amounts shown represent stock options issued under our 2011 EIBP that will, in general, vest and become exercisable with respect to 25 percent of the shares subject to the stock option one year from the grant date and the remainder of the shares in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting in certain situations such as in connection with a change of control.
(4)	The shares of common stock underlying these stock option grants and RSU awards were valued as of their respective grant dates in accordance with FASB ASC Topic 718. Our assumptions with respect to the calculation of stock-based compensation expense are set forth above in the notes to our consolidated financial statements for the year ended December 31, 2011, included in our Annual Report on Form 10-K.
(5)	Amounts shown represent stock options issued under our 2011 EIBP that will, in general, vest and become exercisable with respect to 10 percent of the shares subject to the stock option one year after grant, 20 percent of the shares subject to the stock option vest on the second anniversary of grant date, 30 percent of the shares subject to the stock option vest on the third anniversary of grant date, and 40 percent of the shares subject to the stock option vest on the fourth anniversary of grant date, subject to acceleration of vesting in certain situations, such as in connection with a change of control.
(6)

These stock awards represent RSUs issued under our 2011 EIBP. Each RSU entitles the executive to receive one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. Generally, 25 percent of the shares subject to a RSU vest on the first anniversary following the vesting commencement date, and one sixteenth (1/16th) of the shares subject to a RSU will vest every three months following the vesting commencement date over the following three years, subject to acceleration of vesting in certain situations such as in connection with a change of control.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning unexercised options for each named executive officer outstanding as of the end of fiscal 2011.

	Option Awards						Number of Restricted Stock Units That Have Not Vested (#)		Market Value of Restricted Stock Units That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Kishore Seendripu, Ph.D.	55,613	(1)	30,497		4.69	7/28/2019	—		—
	67,812	(2)	158,227		8.19	10/27/2019	—		—
	—		60,000	(2)	9.10	5/6/2018	—		—
	—		—		—	—	30,000	(3)	142,500	(4)
Joe D. Campa	—		—		—	—	—		—
Adam C. Spice	—		275,000	(1)	11.36	2/14/2021	—		—
	—		30,000	(2)	9.10	5/6/2018	—		—
	—		—		—	—	15,000	(3)	71,250	(4)
Brian J. Sprague	—		137,500	(1)	5.10	8/12/2021	—		—
	—		—		—	—	68,750	(7)	326,563	(4)
Michael J. LaChance	—		60,000	(1)	8.66	6/30/2018	—		—
	—		30,000	(1)	5.45	11/4/2018	—		—
	—		—		—	—	30,000	(3)	142,500	(4)
Madhukar Reddy, Ph.D.	39,826	(5)	—		0.23	10/28/2015	—		—
	43,054	(6)	—		0.35	7/6/2016	—		—
	154,998	(6)	—		1.16	8/7/2017	—		—
	13,903	(1)	7,624		4.26	7/28/2019	—		—
	24,398	(2)	56,330		7.45	10/27/2019	—		—
	—		36,000	(2)	9.10	5/6/2018	—		—
	—		—		—	—	18,000	(3)	85,500	(4)

(1)	Subject to the award recipient’s continuing to be a service provider through each applicable vesting date, twenty five percent (25%) of the shares subject to the option shall vest and become exercisable on the first anniversary of the vesting commencement date, and the remaining seventy five percent (75%) of the shares subject to the option shall vest and become exercisable in equal monthly installments over the thirty six (36) months following such first anniversary, subject to the named optionee’s continuing to be a service provider through each applicable vesting date.
(2)	Subject to the optionee’s continuing to provide services, 10% of the shares subject to the stock option vest one year after grant, 20% of the shares subject to the stock option vest on the second anniversary of grant date, 30% of the shares subject to the stock option vest on the third anniversary of grant date, and 40% of the shares subject to the stock option vest on the fourth anniversary of grant date.
(3)	These Restricted Stock Units were granted under our 2010 Equity Incentive Plan on May 6, 2011. The vesting commencement date was May 6, 2011.
(4)	Based on the closing price of $4.75 of the Company’s Class A common stock on December 31, 2011.
(5)	This stock option has fully vested. Dr. Reddy previously exercised 16,145 shares subject to the stock options.
(6)	This stock option has fully vested.
(7)	These Restricted Stock Units were granted under our 2010 Equity Incentive Plan on August 6, 2011. The vesting commencement date was August 6, 2011.

Option Exercises and Stock Vested at Fiscal Year-End 2011

None of the named executive officers exercised any stock options during fiscal year 2011.

Pension Benefits & Nonqualified Deferred Compensation

The Company does not provide a pension plan for its employees and no named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2011.

Employment Arrangements

In March 2008, we entered into an offer letter agreement with Mr. Campa. This offer letter set Mr. Campa’s base salary at an annual rate of $175,000. Pursuant to the offer letter agreement, Mr. Campa was granted options to purchase 193,748 shares of common stock under the 2004 Stock Plan. Mr. Campa is also entitled to participate in all employee benefit plans, including retirement programs, group health care plans and all fringe benefit plans.

Per the terms of his offer letter agreement, Mr. Campa was entitled to 50% vesting acceleration with respect to the options granted pursuant to such offer letter agreement in the event of an “involuntary termination” within twelve (12) months of a “change of control” (as such terms are defined in his offer letter agreement). However, the change of control agreement that we entered into with Mr. Campa superseded the acceleration described in the preceding sentence.

In December 2010, we entered into an offer letter agreement with Adam C. Spice. This offer letter set Mr. Spice’s base salary at an annual rate of $250,000 and provided for a target bonus of 50% of Mr. Spice’s annual base salary pursuant to our 2011 Executive Incentive Bonus Plan. In addition, pursuant to the offer letter agreement, Mr. Spice was granted an option to purchase 275,000 shares of our Class A common stock under our 2010 Equity Incentive Plan and received severance and termination protection benefits in connection with a change in control agreement, as described in the section below. Mr. Spice is also entitled to participate in all employee benefit plans, including retirement programs, group health care plans and all fringe benefit plans.

In September 2011, we entered into an offer letter agreement with Justin Scarpulla. This offer letter set Mr. Scarpulla’s base salary at an annual rate of $185,000 and provided for a target bonus of 30% of Mr. Scarpulla’s’s annual base salary pursuant to our 2011 Executive Incentive Bonus Plan. Pursuant to the offer letter agreement, Mr. Scarpulla was offered an opportunity to be granted either 70,000 restricted stock units or an option to purchase 140,000 shares of our Class A common stock under our 2010 Equity Incentive Plan. Mr. Scarpulla elected to receive 70,000 restricted stock units. Mr. Scarpulla is also entitled to participate in all employee benefit plans, including retirement programs, group health care plans and all fringe benefit plans.

Potential Payments Upon Termination or Change of Control

Change in Control Agreements

Chief Executive Officer and Chief Financial Officer

Under the terms of change in control agreements that we have entered into with our chief executive officer, Dr. Seendripu, and our chief financial officer, Adam C. Spice , if the executive is a “Section 16 officer” immediately prior to a “change in control” (as such terms are defined in the change in control agreement) and upon or within 12 months following a change of control, the executive is involuntarily terminated by us or our successor without “cause” or he terminates voluntarily for “good reason” (as such terms are defined in the change in control agreement), we have agreed that the executive will be entitled to receive the following benefits:

•

a lump sum cash payment equal to 12 months of his base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control, or (B) his then current annual salary as of the date of such termination;

•	a lump sum cash payment equal to a prorated amount of his target annual bonus for the year immediately preceding the year of the change in control;

•	payment of premiums for continued health benefits under the Company’s health plans for 12 months following the executive’s termination provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law; and

•	immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive.

Effective January 4, 2011, Adam C. Spice was appointed our Vice President and Chief Financial Officer. As a result, Joe D. Campa, previously our principal financial officer, was no longer designated a “Section 16 officer” and thus no longer entitled to the change of control and termination benefits provided for under the change in control agreement previously entered into with Mr. Campa.

In addition, the change of control agreements with Dr. Seendripu and Mr. Spice provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

Other Executive Officers

We have also entered into change in control agreements with Messrs. LaChance, Scarpulla and Sprague and Dr. Reddy. Under the terms of these agreements, if the executive is a “Section 16 officer” of us or our successor immediately prior to a “change in control” (as such terms are defined in the change in control agreement) and upon or within 12 months following a change in control, the executive is involuntarily terminated by us or our successor without “cause” or the executive voluntarily terminates for “good reason” (as such terms are defined in the change in control agreement), the executive will be entitled to receive the following benefits:

•

a lump sum cash payment equal to 12 months of the executive’s base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control, or (B) his then current annual salary as of the date of such termination;

•	a lump sum cash payment equal to a prorated amount of his target annual bonus for the year immediately preceding the year of the change in control;

•

payment of premiums for continued health benefits under the Company’s health plans for 12 months following the executive’s termination provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law; and

•	immediate vesting of 50% of the then-unvested portion of any outstanding equity awards held by the executive.

In addition, the change of control agreements with each of the executives provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

For the purposes of these agreements, “change in control” is generally defined as: (i) a change in the ownership of the Company (i.e., the date any one person, or more than one person acting as a group, acquires ownership of the stock of the Company that, together with the stock held by such person, constitutes more than 50% of the total voting power of the stock of the Company); (ii) a change in the effective control of the Company which occurs on the date that a majority of members of the board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election; and (iii) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

For the purposes of these agreements, “good reason” is generally defined as: (i) a material reduction of executive’s authority, duties or responsibilities; (ii) a material reduction in executive’s base compensation; (iii) the relocation of executive to a facility or location more than 50 miles from his or her primary place of employment; (iv) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer; or (v) any material breach or material violation of a material provision of the change in control agreement by the Company (or any successor).

For the purposes of these agreements, “cause” is generally defined as: (i) an executive’s willful and continued failure to perform the duties and responsibilities of his or her position; (ii) any material act of personal dishonesty taken by executive; (iii) an executive’s conviction of or plea of nolo contendere to a felony; (iv) an executive’s willful breach of any fiduciary duty owed to the Company; (v) an executive being found liable in any SEC or other civil or criminal securities law action; (vi) an executive entering any cease and desist order; (vii) an executive obstructing or impeding or endeavoring to obstruct or impede or failing to materially cooperate with any investigation authorized by the board of directors or any governmental or self-regulatory entity; or (viii) an executive’s disqualifications or bars by any governmental or self-regulatory authority from serving in the capacity contemplated by the change in control agreement.

Estimated Termination Payments

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2011 (December 31, 2011), and based on the closing price per share of MaxLinear’s Class A common stock on December 31, 2011. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Change of Control and Involuntary Termination
Name	Severance Payments Attributable to Salary ($)(1)	Severance Payments Attributable to Bonus ($)(2)	Acceleration of Equity Vesting ($)(3)	Health Care Benefits ($)(4)
Kishore Seendripu, Ph.D.	350,000	297,500	144,278	14,995
Joe D. Campa(5)	—	—	—	—
Adam C. Spice	265,000	132,500	71,250	15,204
Brian J. Sprague	230,000	69,000	163,281	15,180
Michael J. LaChance	215,000	64,500	71,250	15,114
Madhukar Reddy, Ph.D.	225,000	67,500	44,625	14,887

(1)	The amounts shown in this column are equal to 12 months of the named executive officer’s base salary as of December 31, 2011.
(2)	The amounts shown in this column for the named executive officers represent a prorated amount of the executive’s target annual bonus for 2011.
(3)	For Dr. Seendripu, the amounts shown in this column are equal to the spread value between (i) the unvested portion of all outstanding equity awards held by Dr. Seendripu on December 31, 2011 and (ii) the difference between the closing market price on December 31, 2011 of $4.75 per share and the exercise price. For all other executives, the amounts shown in this column are equal to the spread value between (i) 50% of the unvested portion of all outstanding equity awards held by the named executive officer on December 31, 2011 and (ii) the difference between the closing market price on December 31, 2011 of $4.75 per share and the exercise price.
(4)	The amounts shown in this column are equal to the cost of covering the named executive officer and his or her eligible dependents coverage under our benefit plans for a period of 12 months, assuming that such coverage is timely elected under COBRA.
(5)	As of January 3, 2011, Mr. Campa was no longer designated a “Section 16 officer” and thus no longer entitled to the change of control and termination benefits provided for under the change in control agreements.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to our employees, consultants, and directors, as well as the number of shares of Class A common stock and Class B common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2011:

Plan category	Class of Common Stock	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	Class A	3,754,674	(3)	$10.1098	(4)	8,037,412
	Class B	2,731,371		4.3432		—
Equity compensation plans not approved by security holders	Class A	—		—		—
	Class B	—		—		—

Total		6,486,045		$6.7342	(4)	8,037,142

(1)	Consists of 2004 Stock Plan, 2010 Equity Incentive Plan, and 2010 Employee Stock Purchase Plan.
(2)	Our 2010 Equity Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with the 2011 fiscal year, equal to the least of (A) 2,583,311 shares of our Class A common stock, (B) four percent (4%) of the outstanding shares of our Class A common stock and Class B common stock on the last day of the immediately preceding fiscal year, or (C) such lesser amount as our board of directors or a designated committee acting as plan administrator may determine. Our 2010 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with the 2011 fiscal year, equal to the least of (A) 968,741 shares of our Class A common stock, (B) one and a quarter percent (1.25%) of the outstanding shares of our Class A common stock and Class B common stock on the first day of the fiscal year, or (C) such lesser amount as our board of directors or a designated committee acting as administrator of the plan may determine.
(3)	Includes 1,819,922 shares of our Class A common stock subject to RSUs that entitle each holder to one share of Class A common stock for each such unit that vests over the holder’s period of continued service.
(4)	Calculated without taking into account the 1,819,922 shares of Class A common stock subject to outstanding RSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.

RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Related Person Transactions

Investor Rights Agreement

We have entered into an investors’ rights agreement with certain holders of our Class A and/or Class B common stock that provides for certain rights relating to the registration of their shares of Class A and/or Class B common stock, including those issued upon conversion of their previously-held preferred stock.

Change in Control Agreements

We have entered into agreements providing termination and change of control benefits to certain of our executive officers as described under the caption “Executive Compensation, Potential Payments Upon Termination or Change of Control” above.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors, executive officers, and certain controlling persons. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Policy Concerning Audit Committee Approval of Related Person Transactions

Our board of directors and audit committee has adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires MaxLinear’s directors, executive officers, and holders of more than 10% of its Class A and Class B common stock to file with the SEC reports regarding their ownership and changes in ownership of MaxLinear’s securities. MaxLinear believes that during 2011, its directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP

The following table sets forth information, as of February 29, 2012, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than five percent of our Class A common stock or Class B common stock;

•	Each of our directors and nominees for the board of directors;

•	Each of our named executive officers; and

•	All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o MaxLinear, Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 22,172,516 shares of Class A common stock and 11,188,001 shares of Class B common stock outstanding at February 29, 2012. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 29, 2012. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

The information provided in the table is based on our records, information filed with the SEC, and information provided to MaxLinear, except where otherwise noted.

	Shares Beneficially Owned				% Total Voting Power M&A and Incentive Plans(1)		% Total Voting Power All Other Matters(2)
	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Shares	Percentage (%)	Shares	Percentage (%)
Executive Officers and Directors:
Kishore Seendripu, Ph.D.(3)	—	—	4,245,253	37.51	31.36		12.68
Curtis Ling, Ph.D.(4)	4,522	*	739,021	6.57	5.49		2.23
Michael C. Kastner(5)	1,422	*	203,428	1.79	1.50		*	*
Michael J. LaChance(6)	1,250	*	—	—	*	*	*	*
Madhukar Reddy, Ph.D.(7)	4,533	*	353,341	3.08	2.59		1.06
Adam C. Spice(8)	107,737	*	—	—	*	*	*	*
Justin Scarpulla(9)	—	—	—	—	—		—
Brian J. Sprague(10)	30,000	*	—	—	*	*	*	*
Steven C. Craddock(11)	—	—	—	—	—		—
David E. Liddle, Ph.D.(12)	10,857	*	3,254,824	29.09	24.29		9.79
Thomas E. Pardun(13)	10,857	*	23,771	*	*	*	*	*
Albert J. Moyer(14)	10,857	*	21,610	*	*	*	*	*
Donald E. Schrock(15)	10,857	*	21,610	*	*	*	*	*
All directors and executive officers as a group (13 people)(16)	192,892	*	8,862,858	74.34	62.76		26.46

	Shares Beneficially Owned				% Total Voting Power M&A and Incentive Plans(1)	% Total Voting Power All Other Matters(2)
	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Shares	Percentage (%)	Shares	Percentage (%)
5% Stockholders:
Entities affiliated with U.S. Venture Partners(12)	—	*	3,254,824	29.09	24.28	9.76
Entities Associated with Mission Ventures(17)	2,996,764	13.52	—	—	2.24	8.98
Entities Associated with Fidelity(18)	2,354,608	10.62	—	—	1.76	7.06
William Blair & Company, L.L.C.(19)	2,166,157	9.77	—	—	1.62	6.49
Caisse de dépôt et placement du Québec(20)	1,030,000	4.65	—	—	**	3.09

(*)	Represents beneficial ownership of less than 1%.
(**)	Represents voting power of less than 1%.
(1)	Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to one vote per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote, except that the Class B common stock will vote separately as required by law and as follows: (A) the Class B common stock will be entitled to vote as a separate class with respect to the election of two members of our board of directors that are designated as Class B directors (currently, Dr. Seendripu and Dr. Ling), and (B) the Class B common stock will have ten votes per share in connection with (i) approving transactions that result in a change of control of us, and (ii) that relate to certain increase to our equity incentive plans. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis. This column represents the voting power percentage of each such stockholder with respect to matters in connection with approving transactions that result in a change of control of us or that relate to our equity incentive plans.
(2)	Represents the voting power percentage of each such stockholder with respect to all other matters that are submitted to the stockholders for a vote other than in connection with approving transactions that result in a change of control of us or that relate to our equity incentive plans.
(3)	Consists of 18,920 shares held of record by the Seendripu Relatives Trust (“Relatives Trust”), 3,737,774 shares held of record by the Seendripu Family Trust (“Family Trust”), 178,979 shares held of record by the Kishore V. Seendripu Annuity Trust (“Kishore Trust”) and 178,979 shares held of record by the Rekha S. Seendripu Annuity Trust (“Rekha Trust”). Kishore V. Seendripu, a member of our board of directors and Named Executive Officer, is a trustee of the Relatives Trust, the Family Trust, the Kishore Trust and the Rekha Trust. Rekha Seendripu, Kishore V. Seendripu’s spouse, is a trustee of the Family Trust. Includes options to purchase 130,601 shares, which will be exercisable within 60 days of February 29, 2012.
(4)	Includes options to purchase 54,682 shares, which will be vested and exercisable within 60 days of February 29, 2012.
(5)	Consists of options to purchase 203,428 shares, of which 202,531 will be vested and exercisable within 60 days of February 29, 2012 and options to purchase 897 shares, which are unvested but exercisable, subject to Mr. Kastner entering into the Company’s standard form of restricted stock purchase agreement under the Company’s 2004 Stock Plan.
(6)	No options will be exercisable within 60 days of February 29, 2012.
(7)	Includes 11,769 shares held of record by Madhukar Reddy, Custodian for Anavi Reddy UTMA of CA, 11,769 shares held of record by Madhukar Reddy, Custodian for Arnav Reddy UTMA of CA and options to purchase 277,973 shares, which will be vested and exercisable within 60 days of February 29, 2012.
(8)	Includes options to purchase 85,937 shares, which will be vested and exercisable within 60 days of February 29, 2012.
(9)	No options will be exercisable within 60 days of February 29, 2012.

(10)	No options will be exercisable within 60 days of February 29, 2012.
(11)	No options will be exercisable within 60 days of February 29, 2012.
(12)	Consists of 3,179,845 shares held of record by U.S. Venture Partners VIII, L.P. (“USVP VIII”), 30,692 shares held of record by USVP VIII Affiliates Fund, L.P., 29,389 shares held of record by USVP Entrepreneur Partners VIII-A, L.P., 14,898 shares held of record by USVP Entrepreneur Partners VIII-B, L.P., and also options held by David E. Liddle, Ph.D. to purchase 10,857 shares, which will be vested and exercisable within 60 days of February 29, 2012. David Liddle, Ph.D., a member of our board of directors, is a managing member of Presidio Management Group VIII, L.L.C. (“PMG VIII”), the general partner of USVP VIII, USVP VIII Affiliates Fund, L.P., USVP Entrepreneur Partners VIII-A, L.P., and USVP Entrepreneur Partners VIII-B, L.P. The other managing members of PMG VIII are Timothy Connors, Irwin Federman, Winston Fu, Steven M. Krausz, Jonathan D. Root, Christopher Rust, Casey Tansey and Philip M. Young. The individuals listed herein may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by USVP VIII, USVP VIII Affiliates Fund, L.P., USVP Entrepreneur Partners VIII-A, L.P. and USVP Entrepreneur Partners VIII-B, L.P. Each managing member disclaims beneficial ownership of the shares except to the extent of their pecuniary interest therein. The address of the entities affiliated with U.S. Venture Partners is 2735 Sand Hill Road, Menlo Park, CA 94025.
(13)	Includes options to purchase 34,628 shares, which will be vested and exercisable within 60 days of February 29, 2012.
(14)	Includes options to purchase 32,467 shares, which will be exercisable within 60 days of February 29, 2012.
(15)	Includes options to purchase 32,467 shares, which will be exercisable within 60 days of February 29, 2012.
(16)	Includes (i) 63,527 shares of Class A common stock held of record by the current directors and executive officers; ii) 8,129,183 shares of Class B common stock held of record by the current directors and executive officers; and (iii) 863,040 shares issuable upon exercise of options exercisable within 60 days of February 29, 2012.
(17)	Based on the most recently available Form 13G filed with the SEC on February 14, 2011, and on information available from our transfer agent, includes 2,809,486 shares of Class A common stock held of record by Mission Ventures III, L.P., 123,170 shares of Class A common stock held of record by Mission Ventures Affiliates III, L.P., 10,538 shares of Class A common stock held of record by Edward E. Alexander, and 53,570 shares of Class A common stock held of record by Robert F. Kibble. Mission Ventures III, L.L.C. is the general partner of each of Mission Ventures III, L.P. and Mission Ventures Affiliates III, L.P. The managing members of Mission Ventures III, L.L.C. are Edward E. Alexander, David J. Ryan, Robert F. Kibble and Leo Spiegel. The individuals listed herein may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by Mission Ventures III, L.P. and Mission Ventures Affiliates III, L.P. Each managing member disclaims beneficial ownership of the shares except to the extent of their pecuniary interest therein. The address of the entities affiliated with Mission Ventures is 11455 El Camino Real, Suite 450, San Diego, CA 92130.
(18)	Based on the most recently available Form 13G filed with the SEC on February 14, 2012, includes 2,354,608 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”) in its capacity as an investment advisor to Fidelity Growth Company Fund. Fidelity is a wholly-owned subsidiary of FMR LLC, a parent holding company. The address of Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109. The address of FMRCo is 900 Salem Street, Smithfield, Rhode Island, 02917.
(19)	Based on the most recently available Schedule 13G filed with the SEC on January 30, 2012. The address of William Blair & Company, L.L.C. is 222 West Adams Street, Chicago, Illinois 60606.
(20)	Based on the most recently available Schedule 13G filed with the SEC on February 13, 2012. The address of Caisse de dépôt et placement du Québec is 1000, place Jean-Paul-Riopelle, Montréal, Québec, H2Z 2B3.

OTHER MATTERS

We know of no other matters to be submitted at the 2012 annual meeting. If any other matters properly come before the 2012 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2012 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Carlsbad, California

March 21, 2012

2012 Annual Meeting Admission Ticket

2012 Annual Meeting of

MaxLinear, Inc. Stockholders

Thursday, May 10, 2012, 8:30 a.m. Local Time

MaxLinear, Inc.

2051 Palomar Airport Road

Suite 100, Carlsbad, CA 92011

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

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Proxy — MaxLinear, Inc.	+

Notice of 2012 Annual Meeting of Stockholders

2051 Palomar Airport Road, Suite 100, Carlsbad, CA 92011

Proxy Solicited by Board of Directors for Annual Meeting — May 10, 2012

Kishore Seendripu, Ph.D. or Adam C. Spice, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2012 Annual Meeting of Stockholders of MaxLinear, Inc. to be held on May 10, 2012 or at any postponement or adjournment thereof, and to vote all shares of Class A or Class B common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

FOR THE PROPOSALS ON THE REVERSE SIDE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS IDENTIFIED IN ITEMS 1, 2, 3, 4 AND 5. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF THE CLASS III DIRECTOR LISTED IN ITEM 1, “FOR” THE ELECTION OF THE CLASS III DIRECTOR LISTED IN ITEM 2, “FOR” THE PROPOSAL LISTED IN ITEM 3, “FOR” THE PROPOSAL LISTED IN ITEM 4, AND “FOR” THE PROPOSAL LISTED IN ITEM 5; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+

Admission Ticket
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 10, 2012.
Vote by Internet
• Go to www.envisionreports.com/MXL
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — You must sign the card for your vote to be counted.

The Board of Directors recommends a vote FOR all the nominees listed.								+
1. Election of Class III Director elected by the Holders of Class A common stock and Class B common stock:				2. Election of Class III Director elected by the Holders of Class B common stock:
	For	Against	Withhold		For	Against	Withhold
01 - Thomas E. Pardun*	☐	☐	☐	02 - Kishore Seendripu, Ph.D.*	☐	☐	☐
* Each to serve until 2015.

The Board of Directors recommends a vote FOR Proposals 3, 4 and 5.

	For	Against	Abstain		For	Against	Abstain

3.   To approve amendments to our 2010 Equity Incentive Plan and our 2004 Stock Plan to allow for a one time stock option exchange program that will permit eligible employees to exchange certain outstanding stock options for restricted stock units.

	☐	☐	☐	4. Advisory vote to approve named executive officer compensation (say on pay vote).	☐	☐	☐
	For	Against	Abstain
5. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐	6. In their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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